EXHIBIT 10.2

THE DAVEY 401KSOP AND ESOP

(January 1, 2022 Restatement)

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TABLE OF CONTENTS

PAGE

ARTICLE I THE PLAN 1

ARTICLE II DEFINITIONS 1

2.1 Definitions 1
2.2 Construction 6

ARTICLE III EMPLOYEE PARTICIPATION 7

3.1 Participation 7
3.2 Transfers of Employment 7
3.3 Reemployment 7
3.4 Notification Concerning New Eligible Employees 7
3.5 Effect and Duration 7
3.6 Special Provision Regarding Southeastern Reprographics, Inc 7
3.7 Special Provision Regarding Wolf Tree, Inc 7
3.8 Special Provision Regarding Hartney Greymont, Inc 7
3.9 Special Provision Regarding Wetland Studies and Solutions, Inc 8
3.10 Special Provisions Regarding Acquired Entities on and after June 1, 2021 8
3.11 Special Provisions Regarding Acquired Entities on and after January 1, 2021 and prior to June 1, 2021 8

ARTICLE IV TAX-DEFERRED CONTRIBUTIONS 9

4.1 Tax–Deferred Contributions 9
4.2 Amount of Tax–Deferred Contributions 9
4.3 Changes in Reduction Authorization 9
4.4 Suspension of Tax–Deferred Contributions 9
4.5 Resumption of Tax–Deferred Contributions 10
4.6 Delivery of Tax–Deferred Contributions 10
4.7 Vesting of Tax–Deferred Contributions 10
4.8 Limitation on Amount of Tax–Deferred Contributions 10
4.9 Limitation on Tax–Deferred Contributions of Highly Compensated Employees 11
4.10 Catch-Up Contributions 13

ARTICLE V EMPLOYER CONTRIBUTIONS 14

5.1 Amount of Employer Contributions 14
5.2 Payment of Contributions 14
5.3 Limitation on Amount 14
5.4 Finality of Determination 14
5.5 Effect of Plan Termination 14
5.6 Limitation on Employer Contributions for Highly Compensated Employees 15
5.7 Deemed Satisfaction of the Limitations on Tax-Deferred Contributions and Employer Contributions of Highly Compensated Employees 17
5.8 Notice Requirements for Safe Harbor Matching Contributions 17

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6.1 Employer Stock Fund 18
6.2 Suspense Fund 18
6.3 ESOP Borrowing 18
6.4 Investment Funds and Investment Managers 20
6.5 Separate Accounts 20
6.6 Investment Elections of Participants 20
6.7 Election to Transfer Interest Between Funds 20
6.8 Separate Account Balances 21
6.9 Investment Following Settlement Date 21

7.1 Allocation of Employer Contributions Among Participants 22
7.2 Limitation on Crediting of Contributions and Forfeitures 22
7.3 Valuation of Participant's Interest 25
7.4 Reinvestment of Dividends 25
7.5 Voting and Tendering of Shares 25
7.6 Payment and Reinvestment of Dividends on Shares 26
7.7 Special Nonallocation Rule 26

ARTICLE VIII TERMINATION OF PARTICIPATION 28

8.1 Termination of Participation 28
8.2 Vested Interest of Participants 28
8.3 Disposition of Non-vested Amounts 29
8.4 Buy Back Provision 30
8.5 Reemployment 30

ARTICLE IX DISTRIBUTION 31

9.1 Distribution 31
9.2 Required Commencement of Distribution 31
9.3 Form of Distribution 32
9.4 Effect of Committee's Determination 32
9.5 Facility of Payment 33
9.6 Right to Sell Company Stock 33
9.7 Special Diversification Election 34
9.8 "Put" Option 34
9.9 Repurchase Rights 35
9.10 Restrictions on Transfer of Shares 35
9.11 Distribution Pursuant to Qualified Domestic Relations Orders 36
9.12 IRS Model Amendment for Final Regulations 36
9.13 Unclaimed Amounts 36

ARTICLE X ROLLOVER CONTRIBUTIONS 38

10.1 Rollovers Accepted 38
10.2 Deposit of Rollover Contribution 38

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10.3 Participant Status ... 38
ARTICLE XI HARDSHIP WITHDRAWALS OF TAX–DEFERRED CONTRIBUTIONS ... 40
11.1 Hardship Withdrawals of Tax–Deferred Contributions ... 40
11.2 Conditions and Limitations on Hardship Withdrawals ... 40
11.3 Withdrawal from a Participant's Separate Accounts ... 41
ARTICLE XII BENEFICIARIES ... 42
12.1 Designation of Beneficiary ... 42
12.2 Beneficiary in Absence of a Designated Beneficiary ... 42
12.3 Spousal Consent to Beneficiary Designation ... 42
12.4 Surviving Spouse Defined ... 42
ARTICLE XIII THE COMMITTEE ... 43
13.1 Membership ... 43
13.2 Rules and Regulations ... 43
13.3 Authority of Committee and Company ... 43
13.4 Action of Committee ... 43
13.5 Claims Review Procedure ... 44
13.6 Exhaustion of Remedies; Limitation of Actions; Forum Selection ... 44
13.7 Resignation, Removal, and Designation of Successors ... 45
13.8 Records ... 45
13.9 Compensation ... 45
13.10 Indemnification ... 45
13.11 Qualified Domestic Relations Orders ... 45
ARTICLE XIV TRUSTEE AND TRUST AGREEMENT ... 47
ARTICLE XV AMENDMENT AND TERMINATION ... 48
15.1 Amendment ... 48
15.2 Termination ... 48
ARTICLE XVI MISCELLANEOUS PROVISIONS ... 50
16.1 No Commitment as to Employment ... 50
16.2 Benefits ... 50
16.3 No Guarantees ... 50
16.4 Expenses ... 50
16.5 Precedent ... 50
16.6 Merger, Consolidation, or Transfer of Plan Assets ... 50
16.7 Election of Former Vesting Schedule ... 50
16.8 Non-Alienation of Retirement Rights or Benefits ... 51
16.9 Internal Revenue Service Determination ... 51
16.10 Back Pay Awards ... 51
16.11 Validity of Plan ... 52
16.12 Parties Bound ... 52
16.13 Leased Employees ... 52
16.14 Independent Appraisals ... 52
16.15 Contributions and Service Credit for Qualified Military Service ... 52
16.16 Application of Windsor Decision ... 53

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ARTICLE XVII TOP-HEAVY PROVISIONS 54

17.1 Applicability 54
17.2 Top-Heavy Definitions 54
17.3 Accelerated Vesting 56
17.4 Minimum Employer Contribution 56

ARTICLE XVIII ADOPTION BY SUBSIDIARY CORPORATIONS 58

18.1 Adoption of the Plan 58
18.2 Withdrawal of an Employer 58
18.3 Effect of Withdrawal of Adopting Employer 58
18.4 Corporate Reorganization 58

ARTICLE XIX DIRECT ROLLOVER 59

19.1 Direct Rollover Election 59
19.2 Definitions 59

ARTICLE XX MINIMUM DISTRIBUTION REQUIREMENTS 61

20.1 General Rules 61
20.2 Required Minimum Distributions During Participant's Lifetime 61
20.3 Required Minimum Distributions After Participant's Death 62
20.4 Definitions 64

ARTICLE XXI EFFECTIVE DATES 66

21.1 Effective Date 66

ARTICLE XXII THE CARE OF TREES MERGER PROVISIONS 67

22.1 Merger of Plans 67
22.2 Protection of Code Section 411(d)(6) Protected Benefits 67
22.3 Participation under the Plan 67
22.4 Accounts 67
22.5 Vested Interests of COT Participants 67

23.1 Merger of Plans 68
23.2 Protection of Code Section 411(d)(6) Protected Benefits 68
23.3 Participation under the Plan 68
23.4 Accounts 68
23.5 Vested Interests of COT Participants 68
23.6 Loans 68
23.7 Roth 401(k) Contributions 68

ARTICLE XXIV LOCAL 572 PROVISIONS 70

24.1 Participation in the Plan 70
24.2 Terms of Plan Applicable to Local 572 70

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THE DAVEY 401KSOP AND ESOP
(January 1, 2022 Restatement)
ARTICLE I

THE PLAN

The Davey 401KSOP and ESOP, known for periods prior to January 1, 1997 as The Davey Tree Company Employee Stock Ownership Plan, is hereby amended and restated in its entirety, effective as of January 1, 2022, except as may otherwise be provided herein. The Plan was established for the benefit of eligible employees as of January 1, 1979, and has most recently been maintained under an amendment and restatement, effective as of January 1, 2015, as amended. The portion of the Plan consisting of the Employer Stock Fund and the Suspense Fund (from time to time referred to as the “ESOP Feature”) is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”) designed to invest primarily in securities of The Davey Tree Expert Company and is intended to qualify under Section 401(a) of the Code as a stock bonus plan. The portion of the Plan that is not the ESOP Feature is a profit-sharing plan that is intended to qualify under Section 401(a) of the Code and includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

ARTICLE II
DEFINITIONS

2.1Definitions. The following terms as used herein shall have the meanings hereinafter set forth, unless a different meaning is clearly required by the context:

(a)The term “Beneficiary” shall mean the person or persons who, under the provisions of Article XII, shall be entitled to receive distribution hereunder in the event a Participant or former Participant dies prior to full distribution of his interest. In no event shall the designation of a trust as a Beneficiary be a valid Beneficiary designation and any such designation made after May 25, 2021 shall be disregarded in determining a Participant’s or former Participant’s Beneficiary under Article XII. Notwithstanding the foregoing, any designation of a trust in effect prior to May 25, 2021 shall continue to be effective in determining a Participant’s or former Participant’s Beneficiary under Article XII.

(b)The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time; reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(c)The term “Committee” shall mean the Committee established in accordance with the provisions of Article XIII.

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(d)The term “Company” shall mean The Davey Tree Expert Company, its corporate successors and any corporation or corporations into or with which it may be merged or consolidated.

(e)The term “Compensation” shall mean an Employee’s wages within the meaning of Section 3401(a) of the Code for the Plan Year (or, if shorter, the portion of the Plan Year during which the Employee is eligible to participate in the Plan), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to the Employee for which his Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code, but including elective contributions or amounts deferred under Sections 125, 132(f), 402(e)(3), 402(h), 403(b), 457(b), and 414(h)(2) of the Code; provided, however, that the Compensation of an Employee for a Plan Year shall not include any amount in excess of $305,000 (for 2022 and subject to adjustment annually for changes in the cost of living as provided in Section 401(a)(17)(B) of the Code and Section 415(d) of the Code), and provided, further, that the Compensation of an Employee for a Plan Year shall not include amounts paid following severance from employment (other than such amounts that are excepted for purposes of Section 7.2(b) pursuant to Section 7.2(b)). Notwithstanding the foregoing, the Compensation of an Employee for a Plan Year shall include differential pay, as described in Section 7.2(b). If the Compensation of an Employee is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Employee by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Employee who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months or if allocations are based on the Employee’s Compensation for the portion of the Plan Year during which the Employee is eligible to participate in the Plan.

(f)The term “Continuous Service” shall mean the period of time between a Participant’s Employment Commencement Date and his most recent Severance Date.

(g)The term “Eligible Employee” shall mean an Employee who becomes eligible to participate in the Plan in accordance with the provisions of Article III.

(h)The term “Eligibility Date” shall mean the first day of each payroll period.

(i)The term “Employee” shall mean any person designated by an Employer as a common law employee of the Employer; provided, however, that the term shall not include any person who is covered by a collective bargaining agreement unless such agreement or the Plan specifically provides for coverage by the Plan.

(j)The term “Employer” shall mean the Company and each subsidiary of the Company that has adopted the Plan.

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(k)The term “Employer Contribution” shall mean the amount contributed by the Employers to the Plan in accordance with the provisions of Section 5.1. On and after January 1, 2020, any Employer Contributions are hereby designated as Safe Harbor Matching Contributions and shall be accounted for separately.

(l)The term “Employer Stock Fund” shall mean the trust fund maintained by the Trustee for the Plan and referred to in Section 6.1.

(m)The term “Employment Commencement Date” shall mean the date on which a Participant first performed an Hour of Service with the Company or any Related Corporation, subject to the following provisions:

(i)If an employee performs an Hour of Service with the Company or any Related Corporation prior to attainment of age 18, his Employment Commencement Date for purposes of determining the employee’s vested interest under the Plan shall be the date on which he attains age 18.

(ii)No employee shall have an Employment Commencement Date which is earlier than January 1, 1979.

(iii)If more than 12 months after an employee’s Severance Date occurs, such employee again performs an Hour of Service, his Employment Commencement Date shall be advanced by the period of time between such Severance Date and the date he again performed an Hour of Service unless subparagraph (iv) below is applicable.

(iv)If an employee, who did not have a vested interest under the Plan as of his Severance Date again performs an Hour of Service more than twelve months after such Severance Date, his Employment Commencement Date shall be changed to the date he again completed an Hour of Service, but only if the period of time between such Severance Date and the date such employee again completed an Hour of Service equals or exceeds the greater of five years or the period of time between his Employment Commencement Date and such Severance Date.

(v)If an employee’s Severance Date occurs by reason of entering active military service with the armed forces of the United States and if he has reemployment rights with his Employer, his Employment Commencement Date shall not be advanced so long as he returns to employment with the Company or any Related Corporation within the time prescribed by federal law.

(n)The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time; reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

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(o)The term “ESOP Feature” shall mean that portion of the Plan that constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

(p)The term “Fund” shall mean the entire trust fund maintained by the Trustee under the Trust Agreement and shall include the Employer Stock Fund, the Investment Funds, and any other separate fund maintained by the Trustee for the Plan.

(q)The term “Highly Compensated Employee” means any Employee who (i) was a five percent owner at any time during the Plan Year or the preceding Plan Year or (ii) received compensation from an Employer or a Related Corporation during the preceding Plan Year in excess of $135,000 (for 2022 and subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code as modified by Section 414(q)(1) of the Code).

(r)The term “Hour of Service” shall mean each hour for which a Participant is paid, or entitled to payment, for the performance of duties for the Company or any Related Corporation.

(s)The term “Investment Fund” shall mean a trust fund maintained by the Trustee for the Plan and referred to in Section 6.4.

(t)The term “Participant” shall mean an Eligible Employee for whom an amount has been allocated to his Separate Account(s) and whose participation has not been terminated.

(u)The term “Plan” shall mean The Davey 401KSOP and ESOP (known for periods prior to January 1, 1997 as The Davey Tree Company Employee Stock Ownership Plan), with all amendments, modifications, and supplements hereafter made.

(v)The term “Plan Administrator”, which is the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall mean the Company.

(w)The term “Plan Year” shall mean a calendar year.

(x)The term “Related Corporation” shall mean any corporation, other than the Company, which is a member of the controlled group of corporations of which the Company is a member, as determined under Section 1563(a) of the Code, without regard to Section 1563(a)(4) of the Code and Section 1563(e)(3)(C) of the Code, any trade or business (whether or not incorporated) which is a member of a group under common control with the Company, as determined under Section 414(c) of the Code, any organization which is a member of an affiliated service group of which the Company is also a member, as determined under Section 414(m) of the Code, and any other entity which is required to be aggregated with the Company under Section 414(o) of the Code.

(y)The term “Rollover Contribution” shall mean any rollover contribution contributed to the Plan by a Participant as may be permitted under Article X.

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(z)The term “Safe Harbor Matching Contributions” shall mean any Employer Contributions designated as such and made to the Plan as provided in Section 5.1 on and after January 1, 2020 that meet the requirements of Section 401(k)(12)(B) of the Code.

(aa)    The term “Separate Account” shall mean any of the accounts maintained by the Trustee in the name of a Participant which reflects such Participant’s interest in the Fund.

(bb)    The term “Settlement Date” shall mean the date on which a person’s status as a Participant ceases as determined in accordance with the provisions of Section 8.1.

(cc)    The term “Severance Date” shall mean the earliest of (i) the date on which an Eligible Employee retires, dies, quits, or is discharged, (ii) the date on which an Eligible Employee ceases to accrue Continuous Service credit in accordance with a uniform policy adopted by his Employer with respect to leaves of absence but in no event earlier than the first anniversary of the first day of a period in which such Eligible Employee remains absent (with or without pay) from the service of the Company and all Related Corporations; provided however, that if he is absent from work with the Employer or a Related Corporation due to active service in the Armed Forces of the United States, his Severance Date shall be the date on which he was first so absent unless he returns to employment with the Employer or a Related Corporation within the period during which he retains rights pursuant to federal law; or (iii) the first anniversary of the first date on which an Eligible Employee is absent from employment with his Employer for maternity or paternity reasons. For purposes of this paragraph, an absence from employment for maternity or paternity reasons means an absence due to (i) the pregnancy of the Employee, (ii) the birth of a child of an Employee, (iii) the placement of a child with the Employee, or (iv) the caring of such child for a period beginning immediately following such birth or placement.

(dd)    The term “Shares” shall mean common stock of the Company with voting power and dividend rights no less favorable than the voting power and dividend rights of other common stock of the Company.

(ee)    The term “Tax Deferred Contribution” shall mean the amount contributed to the Plan on a Participant’s behalf by his Employer in accordance with his reduction authorization executed pursuant to Article IV.

(ff)        The term “Trust Agreement” shall mean the agreement entered into between the Company and the Trustee, as provided in Article XIV hereof, together with all amendments thereto.

(gg)    The term “Trustee” shall mean the trustee which at the time shall be designated, qualified, and acting under the Trust Agreement.

(hh)    The term “Valuation Date” shall mean the June 30 and December 31 of each calendar year and any other date or dates designated by the Company and communicated in writing to the Trustee for the purpose of valuing the Employer Stock Fund and each Investment Fund and adjusting Separate Accounts and sub-

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accounts hereunder, which other dates need not be uniform with respect to the Employer Stock Fund, each Investment Fund, Separate Account, or sub-account.

2.2     Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

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ARTICLE III
EMPLOYEE PARTICIPATION

3.1Participation. Each Employee on January 1, 2022, who was a Participant in the Plan on December 31, 2021, shall continue as a Participant hereunder. Each other Employee shall become an Eligible Employee as of the Eligibility Date next following the date on which he has both attained age 21 and completed one year of Continuous Service.

3.2Transfers of Employment. If a person is transferred directly from employment with an Employer or with a Related Corporation in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Eligibility Date preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to elect to have Tax Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1.

3.3Reemployment. If a person whose employment terminated with an Employer and all Related Corporations is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person whose employment terminated with an Employer and all Related Corporations and who is reemployed by an Employer to elect to have Tax Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1 or 3.2.

3.4Notification Concerning New Eligible Employees. Each Employer shall notify the Committee as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5Effect and Duration. Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Tax Deferred Contributions made to the Plan on his behalf and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Tax Deferred Contributions made to the Plan on his behalf only so long as he continues employment as an Employee.

3.6Special Provision Regarding Southeastern Reprographics, Inc. Service performed by any Employee with Southeastern Reprographics, Inc. (“SRI”) prior to the date SRI became a subsidiary of the Company shall be treated as service with the Company for purposes of determining his years of Continuous Service.

3.7Special Provision Regarding Wolf Tree, Inc. Service performed by any Employee with Wolf Tree Experts, Inc. (“Wolf”) on or prior to March 14, 2008 shall be treated as service with the Company for purposes of determining his years of Continuous Service. Moreover, an Employee employed by Wolf on March 14, 2008, immediately prior to the sale of its assets to the Company or one of its affiliates shall be an Eligible Employee under the Plan on June 1, 2008.

3.8Special Provision Regarding Hartney Greymont, Inc. Service performed by any Employee with Hartney Greymont, Inc. (“HG”) on or prior to June 30, 2010 shall be treated as service with the Company for purposes of determining his years of Continuous Service. Moreover, an Employee employed by HG on June 30, 2010, immediately prior to

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the sale of its assets to the Company or one of its affiliates shall be an Eligible Employee under the Plan on September 1, 2010.

3.9Special Provision Regarding Wetland Studies and Solutions, Inc. Service performed by any Employee with Wetland Studies and Solutions, Inc. and its affiliates (“WSSI”) on or prior to the date WSSI became a subsidiary of the Company shall be treated as service with the Company for purposes of determining his years of Continuous Service.

3.10Special Provisions Regarding Acquired Entities on and after June 1, 2021. For purposes of Section 3.1 with respect to acquisitions occurring on and after June 1, 2021, an Employee of an acquired entity shall become an Eligible Employee as soon as administratively feasible after the closing date of the applicable acquisition unless otherwise determined by the Committee, provided such Employee has attained both age 21 and has completed one year of service with the acquired entity as of such date. Each other Employee of such an acquired entity shall become an Eligible Employee in accordance with the provisions of Section 3.1, provided that service with the acquired entity shall be aggregated with service with the Company or any Related Corporation for purposes of determining Continuous Service.

3.11Special Provisions Regarding Acquired Entities on and after January 1, 2021 and prior to June 1, 2021. For purposes of Section 3.1 with respect to acquisitions occurring on and after January 1, 2021 and prior to June 1, 2021, an Employee of an acquired entity shall become an Eligible Employee on June 1, 2021, provided such Employee has attained both age 21 and has completed one year of service with the acquired entity as of such date. Each other Employee of such an acquired entity shall become an Eligible Employee in accordance with the provisions of Section 3.1, provided that service with the acquired entity shall be aggregated with service with the Company or any Related Corporation for purposes of determining Continuous Service.

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ARTICLE IV

TAX-DEFERRED CONTRIBUTIONS

4.1Tax–Deferred Contributions. An Eligible Employee may elect in writing (or such other telephonic or electronic format as may be authorized and recognized by the Committee) in accordance with rules prescribed by the Committee, to have Tax Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided.

Each person who is an Eligible Employee may make such an election effective (i) as of the Eligibility Date on which he becomes an Eligible Employee, or (ii) the first payroll period of any subsequent month, provided that his election is received by the Committee such number of days prior to its effective date as the Committee may prescribe. Tax Deferred Contributions on behalf of an Eligible Employee shall commence pursuant to this Section 4.1 with the first payment of compensation on or after the date on which his election is effective.

An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make Tax Deferred Contributions on his behalf and shall not be valid unless it includes his proper election as to the investment of his contributions in accordance with Section 6.6.

4.2Amount of Tax–Deferred Contributions. Subject to the provisions of Section 7.2, the amount of Tax Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be not less than 1% of his Compensation per payroll period nor more than such amount of his Compensation per payroll period that, when aggregated with the amount of Tax-Deferred Contributions previously made on behalf of the Eligible Employee during the Plan Year, would exceed the dollar limitation contained in Section 402(g) of the Code in effect for the taxable year beginning in the Plan Year, except to the extent permitted under Section 4.10 and Section 414(v) of the Code. In the event an Eligible Employee elects to have his Employer make Tax Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the amount he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3Changes in Reduction Authorization. An Eligible Employee may change the amount of his future Compensation that his Employer contributes on his behalf as Tax Deferred Contributions at such time or times during the Plan Year as the Committee may prescribe by filing an amended reduction authorization with his Employer such number of days prior to the date such change is to become effective as the Committee shall prescribe. An Eligible Employee who changes his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under Section 4.2. Tax Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended reduction authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.4Suspension of Tax–Deferred Contributions. An Eligible Employee on whose behalf Tax Deferred Contributions are being made may have such contributions suspended

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at any time by giving such number of days advance written notice (or such other telephonic or electronic notice as may be authorized and recognized by the Committee) to his Employer as the Committee shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax Deferred Contributions are resumed as hereinafter set forth.

4.5Resumption of Tax–Deferred Contributions. An Eligible Employee who has voluntarily suspended his Tax Deferred Contributions in accordance with Section 4.4 may have such contributions resumed at such time or times during the Plan Year as the Committee may prescribe, by filing a new reduction authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Committee shall prescribe.

4.6Delivery of Tax–Deferred Contributions. As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax Deferred Contributions attributable to such amounts, but in no event later than 15 days after the end of the month to which such Tax-Deferred Contributions apply. Subject to Section 7.2, the amount of Tax- Deferred Contributions made by each Employer on behalf of each Eligible Employee for each payroll period and received by the Trustee shall be credited to such Eligible Employee’s Separate Accounts as soon as reasonably practicable after receipt thereof by the Trustee; provided, however, that for purposes of Sections 401(k)(3)(A)(ii), 404, and 415 of the Code, such contributions shall be deemed made as of the last day of the Plan Year that included such payroll period.

In no event shall an Employer deliver Tax-Deferred Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Tax-Deferred Contribution is being made, unless such pre-funding is to accommodate a bond fide administrative concern and is not for the principal purpose of accelerating deductions.

4.7Vesting of Tax–Deferred Contributions. A Participant’s vested interest in his Tax Deferred Contributions sub account shall be at all times 100 percent.

4.8Limitation on Amount of Tax–Deferred Contributions. The amount of Tax- Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall not, when aggregated with respect to any taxable year, exceed the dollar limitation contained in Section 402(g) of the Code in effect for the taxable year, except to the extent permitted under Section 4.10 and Section 414(v) of the Code. If an Employer notifies the Committee that the annual aggregate limitation on elective deferrals has been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Corporation, would exceed such limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with the preceding sentence shall not be taken into account in computing the Participant’s actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee. If an amount of Tax Deferred Contributions is distributed to an Eligible Employee in accordance with this Section 4.8,

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Employer Contributions that are attributable solely to the distributed Tax Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Eligible Employee. Any such forfeited amounts shall be treated as a forfeiture under the Plan in accordance with the provisions of Section 8.3. In the event that an Eligible Employee’s aggregate elective deferrals with respect to a taxable year, including his Tax-Deferred Contributions hereunder, exceed the then applicable annual aggregate limitation on elective deferrals, the Eligible Employee, not later than March 1 of the following year, may allocate the excess deferrals among the plans under which the deferrals occurred and notify each plan of the portion allocated to it, and the Committee, not later than the April 15 of the following year, shall cause to be distributed to the Eligible Employee the annual amount of the excess deferral allocated to the Plan and any income allocable thereto, provided, however, that any such distributed excess deferral shall nevertheless be taken into account for purposes of computing deferral percentages for the Plan Year under Section 4.9.

4.9Limitation on Tax–Deferred Contributions of Highly Compensated Employees. Notwithstanding anything to the contrary contained in the Plan, Tax-Deferred Contributions with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average deferral percentage for Eligible Employees who are Highly Compensated Employees that exceeds the greater of:

(a)     a percentage that is equal to 125 percent of the average deferral percentage for all other Eligible Employees for the immediately preceding Plan Year; or

(b)    a percentage that is not more than 200 percent of the average deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average deferral percentage for all other Eligible Employees for the immediately preceding Plan Year.

In the event the Tax-Deferred Contributions with respect to a Plan Year for Eligible Employees who are Highly Compensated Employees would otherwise exceed the limit specified in the preceding sentence, the “excess contributions,” as hereinafter defined, made on behalf of such Highly Compensated Employees, increased by any income allocable thereto and decreased by any loss allocable thereto, shall be distributed to the Highly Compensated Employees prior to the end of the next following Plan Year. For purposes of this Section 4.9, the term “excess contributions” means, with respect to any Plan Year, the excess of (i) the aggregate amount of Tax Deferred Contributions actually paid over to the Plan on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted under the limitations of the first sentence of this Section 4.9 (determined by reducing Tax- Deferred Contributions made on behalf of Highly Compensated Employees in order of the actual deferral percentages beginning with the highest of such percentages). The total amount of the excess contributions for the Plan Year shall be distributed as follows:

(1)The Tax-Deferred Contributions of the Highly Compensated Employee with the highest dollar amount of Tax-Deferred Contributions are reduced by the amount required to cause that Highly Compensated Employee’s

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Contributions to equal the dollar amount of the Tax-Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of Tax- Deferred Contributions. This amount shall be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this paragraph (1) would equal the total excess contributions, the lesser reduction amount is distributed.

(2)If the total amount distributed under paragraph (1) above is less than the total excess contributions, the procedure in paragraph (1) is repeated.

Each Highly Compensated Employee affected by a reduction in Tax-Deferred Contributions shall be notified by the Committee of the reduction as soon as practicable. In determining the deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions, qualified nonelective contributions, and qualified matching contributions (to the extent that qualified nonelective contributions and qualified matching contributions are taken into account in determining deferral percentages) made to his accounts under any plan of an Employer or a Related Corporation that is not mandatorily disaggregated pursuant to Section 1.410(b)-7(c) of the Treasury Regulations, as modified by Section 1.401(k)-1(b)(4) of the Treasury Regulations (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)(iii)(B) of the Treasury Regulations and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5) of the Treasury Regulations), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if Treasury Regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan. If one or more plans of an Employer or a Related Corporation are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) of the Code or Section 410(b) of the Code, then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Section 1.401(k)-1(b)(4)(v) of the Treasury Regulations, an Employer may elect to calculate “deferral percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “deferral percentages” aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Section 401(k) of the Code. For purposes of this Section 4.9, the “deferral percentage” of an Employee for a Plan Year shall be the ratio of his Tax-Deferred Contributions with respect to the Plan Year to his Compensation for such Plan Year, except that in no event shall Compensation in excess of $305,000 (for 2022 and subject to adjustment annually as provided in Section 401(a)(17)(B) of the Code and Section 415(d) of the Code) be taken into account for purposes of determining an Employee’s deferral percentage; the income or loss allocable to Tax-Deferred Contributions for the preceding Plan Year to be distributed shall be determined in the same manner as income and loss is otherwise determined under the Plan. In the event the Committee shall determine that it is necessary or desirable for Tax-Deferred Contributions being made or to be made for one or more eligible Highly

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Compensated Employees to be reduced or suspended in order to comply with the limitations of this Section 4.9, it shall take whatever actions are necessary to accomplish the reduction or suspension. Not by way of limitation of the foregoing, the Committee may from time to time establish and communicate to Eligible Employees who are Highly Compensated Employees a limit on the percentage or amount of Tax-Deferred Contributions which may be elected by a Highly Compensated Employee, which limit shall constitute an employer-provided limit for purposes of determining catch-up contributions described in Section 4.10.

If the Plan provides that Employees are eligible to make Tax-Deferred Contributions before they have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code and applies Section 410(b)(4)(B) of the Code in determining whether the cash or deferred arrangement meets the requirements of Section 410(b)(1) of the Code, the Committee may apply the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in Section 4.9 either:

(a)by comparing the average deferral percentage of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average deferral percentage for the immediately preceding Plan Year of those Eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code; or

(b)separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Section 410(a)(1) of the Code and Eligible Employees who have satisfied such minimum age and service requirements.

4.10Catch-Up Contributions. All Employees who are eligible to make Tax-Deferred Contributions under this Plan and who would attain age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) of the Code and Section 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

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ARTICLE V
EMPLOYER CONTRIBUTIONS

5.1Amount of Employer Contributions. Each Employer shall make an Employer Contribution to the Plan for each Plan Year on behalf of each Eligible Employee who is eligible for an allocation of the Employer Contribution for such Plan Year under Section 7.1 in an amount equal to the following:

(a)100 percent of the first 3% of the Eligible Employee’s Compensation contributed to the Plan during the Plan Year as Tax-Deferred Contributions, plus

(b)50 percent of the next 2% of the Eligible Employee’s Compensation contributed to the Plan for the Plan Year as Tax-Deferred Contributions, reduced by any forfeitures to be applied for such purpose pursuant to Section 8.3.

5.2Payment of Contributions. The Employer Contribution for any Plan Year shall be paid in Shares or in cash to the Trustee within the period of time established by the Code in order that the contribution shall be deductible by the Employer in computing its federal income taxes with respect to the Plan Year. Upon receipt of any such contribution, the Trustee shall deposit the same in the Employer Stock Fund.

In no event shall an Employer deliver Employer Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Employer Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

5.3Limitation on Amount. Notwithstanding anything to the contrary contained in the Plan, the contribution of an Employer for any Plan Year when added to the Tax-Deferred Contributions made on behalf of Participants for such Plan Year shall in no event exceed (i) the maximum amount that will constitute an allowable deduction for the year to the Employer under Section 404 of the Code, (ii) the maximum amount that may be contributed by the Employer under Section 415 of the Code, or (iii) the maximum amount that may be contributed pursuant to any wage stabilization law or any regulation, ruling, or order issued pursuant to law.

5.4Finality of Determination. The Company shall have exclusive responsibility with respect to determining the amount of Employer Contributions and, upon determining the amount for a Plan Year, shall transmit to the Trustee and to the Committee a written statement of the amount of the contribution, together with a certificate by an authorized officer of the Company certifying to the correctness thereof. A determination so made and certified shall be final and conclusive upon the Company, the other Employers, the Trustee, the Committee and all Participants, former Participants, and Beneficiaries.

5.5Effect of Plan Termination. Notwithstanding anything to the contrary contained in the Plan or in the Trust Agreement, the termination of the Plan shall terminate the liability of the Employers to make further contributions hereunder, other than contributions for any Plan Year ended prior to the time of such termination.

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5.6Limitation on Employer Contributions for Highly Compensated Employees. Notwithstanding anything to the contrary contained in the Plan, Employer Contributions with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average contribution percentage for Highly Compensated Employees that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average contribution percentage for all other Eligible Employees for the immediately preceding Plan Year, or

(b) a percentage that is not more than 200 percent of the average contribution percentage for all other Eligible Employees and that is not more than two percentage points higher than the average contribution percentage for all other Eligible Employees for the immediately preceding Plan Year.

In the event the Employer Contributions with respect to a Plan Year for Eligible Employees who are Highly Compensated Employees would otherwise exceed the limit specified in the preceding sentence, a certain amount of the Employer Contributions, increased by any income allocable thereto and decreased by any loss allocable thereto, shall be forfeited, to the extent forfeitable, or distributed prior to the end of the next following Plan Year, by reducing Employer Contributions of Highly Compensated Employees (in order of the highest contribution amounts) to such amount that will result in the average contribution percentage limit specified above not being exceeded. The excess amount of Employer Contributions shall be forfeited or distributed, as the case may be. Excess Employer Contributions shall be distributable if the Eligible Employee has a vested interest in Employer Contributions and shall otherwise be forfeitable. The portion of such excess amount to be forfeited by or distributed to a Highly Compensated Employee, as the case may be, shall be determined in the same manner as provided in Section 4.9 with respect to “excess contributions” (as defined in Section 4.9). In determining the contribution percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, qualified nonelective contributions, and elective contributions (to the extent that qualified nonelective contributions and elective contributions are taken into account in determining contribution percentages) made to his accounts under any plan of an Employer or a Related Corporation that is not mandatorily disaggregated pursuant to Section 1.410(b)-7(c) of the Treasury Regulations, as modified by Section 1.401(m)-1(b)(4) of the Treasury Regulations (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)- 1(b)(4)(iii)(B) of the Treasury Regulations and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5) of the Treasury Regulations), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if Treasury Regulations issued under Section 401(m) of the Code do not permit such plan to be aggregated with the Plan. If one or more plans of an Employer or a Related Corporation are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) of the Code or Section 410(b) of the Code, then contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Section 1.401(m)-1(b)(4)(v) of the Treasury Regulations, an Employer may elect to calculate contribution percentages aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate contribution percentages aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done

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on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Section 401(m) of the Code. For purposes of this Section 5.6, the contribution percentage of an Eligible Employee for a Plan Year shall be the ratio of his Employer Contributions with respect to the Plan Year to his Compensation for such Plan Year, except that in no event shall compensation in excess of $305,000 (for 2022 and subject to adjustment annually as provided in Section 401(a)(17)(B) of the Code and Section 415(d) of the Code) be taken into account for purposes of determining an Eligible Employee’s contribution percentage, and provided that, to the extent permitted by Treasury Regulations issued under Section 401(m) of the Code, the Company may elect to take into account in computing the numerator of each Eligible Employee’s contribution percentage the Tax-Deferred Contributions made on behalf of the Eligible Employee for the Plan Year. For purposes of this Section 5.6, the income or loss allocable to Employer Contributions to be forfeited or distributed, as the case may be, shall be determined in the same manner as income or loss is otherwise determined under the Plan. The determination hereunder of whether excess Employer Contributions have been made on behalf of an Eligible Employee with respect to a Plan Year shall occur after first determining the amount, if any, of that portion of the Tax- Deferred Contribution of the Eligible Employee that is in excess of the annual aggregate limitation on Tax-Deferred Contributions and then determining the amount, if any, of Tax- Deferred Contributions made on behalf of the Eligible Employee that are in excess of the limitations imposed under Section 4.9.

If the Plan provides that Employees are eligible to receive Employer Contributions before they have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code, and applies Section 410(b)(4)(B) of the Code in determining whether the portion of the Plan subject to Section 401(m) of the Code meets the requirements of Section 410(b)(1) of the Code, the Committee may apply the limitations on Employer Contributions of Highly Compensated Employees described in Section 5.6 either:

(a)by comparing the average contribution percentage of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average contribution percentage for the immediately preceding Plan Year of those Eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code; or

(b)separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Section 410(a)(1) of the Code and Eligible Employees who have satisfied such minimum age and service requirements.

Employer Contributions in excess of 100% of the Tax-Deferred Contributions of an Eligible Employee who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such Eligible Employee’s contribution percentage for the Plan Year to the extent that such Employer Contributions exceed the greater of (i) 5% of the Eligible Employee’s Compensation for the Plan Year or (ii) the product of 2 times the Plan’s representative match rate multiplied by the Eligible Employee’s Tax-Deferred Contributions for the Plan Year. The Plan’s “representative match rate” is the lowest match rate of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a

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Related Corporation on the last day of the Plan Year and who make Tax-Deferred Contributions for the Plan Year, whichever results in the greater amount. An Eligible Employee’s “match rate” means the Employer Contributions made on behalf of the Eligible Employee for the Plan Year divided by the Eligible Employee’s Tax- Deferred Contributions for the Plan Year; provided, however, that if Employer Contributions are made at different rates for different levels of Compensation, the match rate shall be determined assuming Tax-Deferred Contributions equal to 6% of Compensation.

5.7    Deemed Satisfaction of the Limitations on Tax-Deferred Contributions and Employer Contributions of Highly Compensated Employees. Notwithstanding any other provision of Article IV or this Article V to the contrary, for Plan Years in which an Employer satisfies the safe harbor notice requirements described in Section 5.8, the Plan shall be deemed to have satisfied the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in Section 4.9 and the limitations on Employer Contributions for Highly Compensated Employees described in Section 5.6.

The Plan includes testing provisions in Section 5.6 that are applicable for any Plan Year in which the notice requirements described in Section 401(k)(12)(D) of the Code are not satisfied and the Plan therefore does not satisfy Section 401(k)(12) of the Code. Under no circumstance do the testing provisions in Section 5.6 relieve an Employer from its obligation to make Safe Harbor Matching Contributions in accordance with the terms of the Plan. If testing applies because an Employer did not satisfy the notice requirements as described in Section 5.8, the Employer is still obligated to make Safe Harbor Matching Contributions in accordance with the Plan provisions for Plan Years beginning on and after January 1, 2020.

5.8    Notice Requirements for Safe Harbor Matching Contributions. For each Plan Year for which an Employer makes a Safe Harbor Matching Contribution on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a notice describing (i) the formula used for determining Safe Harbor Matching Contributions, (ii) any other Employer Contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such Employer Contributions, (iii) the type and amount of Compensation that may be deferred under the Plan as Tax-Deferred Contributions, (iv) how to make a cash or deferred election under the Plan and the periods in which such elections may be made or changed, and (v) the withdrawal and vesting provisions applicable to contributions under the Plan. The descriptions required in items (ii) through (v) may be provided by cross references to the relevant section(s) of an up to date summary plan description.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within a reasonable period before the beginning of the Plan Year (or, in the year an Employee becomes an Eligible Employee, within a reasonable period before the Employee becomes an Eligible Employee).

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ARTICLE VI

EMPLOYER STOCK FUND, SUSPENSE FUND, ESOP BORROWING, INVESTMENT FUNDS, PARTICIPANTS’ ACCOUNTS AND INVESTMENT ELECTIONS

6.1Employer Stock Fund. The Trustee shall establish a trust fund, herein referred to as the Employer Stock Fund, primarily to hold and administer any Shares which are assets of the Fund, except Shares held in the Suspense Fund. Within the Employer Stock Fund, the Trustee shall maintain an Employer stock sub-fund A, to hold and administer Shares acquired by the Trustee prior to January 1, 1987, an Employer stock sub-fund B, to hold and administer Shares acquired by the Trustee on and after January 1, 1987, and an Employer stock sub-fund C, to hold any portion of the Employer Stock Fund that is not invested in Shares. Each such sub-fund shall constitute a common trust fund and the interest of each Participant, former Participant, or Beneficiary under the Plan in each such sub-fund shall be an undivided interest.

6.2Suspense Fund. The Trustee shall establish a trust fund, herein referred to as the Suspense Fund, to hold and administer any Shares which are pledged as collateral for any loan made to the Trustee for the purposes of the Plan. In any Plan Year as any Shares are no longer required to be pledged as collateral for such a loan, the Trustee shall release such Shares from encumbrance in the Suspense Fund and shall transfer them to the Employer Stock Fund as of the last day of such Plan Year. Any Shares so released and transferred shall be allocated as Employer Contributions for such Plan Year, as set forth in Section 7.1.

6.3ESOP Borrowing. Under the Trust Agreement the Trustee has the power to borrow money for the purposes of the Plan to the extent permitted by the Plan. To further the purposes of the Plan, and the ESOP Feature in particular, the Trustee may borrow money upon such terms and conditions as it deems appropriate and as directed by the Investment Committee described in the Trust Agreement; provided, however, that any such loan by or guaranteed by a “disqualified person,” as defined in Section 4975(e)(2) of the Code, shall be subject to the following requirements:

(a)    The proceeds of the loan must be used within a reasonable period of time after receipt by the Trustee only:

(1) to acquire Shares,

(2) to reduce the loan, or

(3) to repay a prior loan;

(b)    the loan must be at a reasonable rate of interest and for a specific term;

(c)    any collateral pledged to the creditor by the Trustee shall consist only of the assets purchased with the borrowed funds;

(d)    the loan may not be payable at the demand of any person, except in the case of default, in accordance with Section 54.4975-7(b) of the Treasury Regulations;

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(e)    the creditor shall have no recourse against the Fund other than with respect to the collateral pledged, the contributions of the Employers (other than contributions of Shares) that are made to the Fund to meet their obligations under the loan, and the earnings attributable to the collateral and to the investment of those contributions, which shall be separately accounted for until the loan is repaid; and payments made with respect to a loan by the Trustee during a Plan Year must not exceed an amount equal to the sum of those contributions and earnings received during or prior to the Plan Year less payments made with respect to that loan in prior Plan Years;

(f)    in the event of default on the loan, the value of the Fund assets transferred in satisfaction of the loan must not exceed the amount of default, and if the lender (other than a guarantor) is a disqualified person as defined in Section 4975(e)(2) of the Code, the loan shall provide for a transfer of Fund assets upon default only upon and to the extent of the failure of the Fund to meet the payment schedule of the loan; and

(g)    the Trustee will establish a separate account for Shares acquired by the Trustee with the proceeds of a loan and which have not been allocated to the accounts of Participants. The Plan may release the Shares from this account using one of the following methods:

(1)For each Plan Year during the duration of the loan, the number of Shares released must equal the number of encumbered Shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Shares, the number of Shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

(2)The Plan may release Shares from the account using the formula described above but calculated only with reference to principal payments. If this second formula is used, the following additional requirements apply: (i) the loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (ii) interest included in any payment may be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) this alternate formula may not be used from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the loan, the renewal period, the extension period, and the duration of a new loan exceeds 10 years.

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6.4Investment Funds and Investment Managers. The Trustee shall establish such trust funds, herein referred to as the Investment Funds, as the Company shall direct from time to time, to hold and administer all of the assets of the Fund, except assets held in the Employer Stock Fund or the Suspense Fund. The interest of each Participant in an Investment Fund shall be an undivided interest. As provided in the Trust Agreement, the Sponsor may appoint one or more investment managers (as defined in Section 3(3) of ERISA) with respect to any portion of the Fund.

6.5Separate Accounts. Separate Accounts and sub-accounts shall be established in the name of each Participant to reflect contributions made to the Plan by or on his behalf, as follows: (i) a Separate Account-A, which shall reflect his interest in sub-fund A of the Employer Stock Fund with respect to Employer Contributions made to the Plan on his behalf for Plan Years beginning prior to January 1, 1997, if any; (ii) a Separate Account-B, which shall reflect his interest in sub-fund B of the Employer Stock Fund with respect to Employer Contributions, Tax-Deferred Contributions, or Rollover Contributions made to the Plan on his behalf for Plan Years beginning on or after January 1, 1997, if any; (iii) such Separate Accounts as reflect his interests in the Investment Funds with respect to Tax-Deferred Contributions or Rollover Contributions made to the Plan on his behalf for Plan Years beginning on and after January 1, 1997, if any; and(iv) such other Separate Accounts as are necessary or appropriate to reflect a Participant’s interest in the Fund. Each Separate Account shall be divided into sub-accounts to reflect Employer Contributions, Tax-Deferred Contributions, or Rollover Contributions, as applicable. The Trustee shall cause such Separate Accounts and sub-accounts to be maintained and administered for each Participant in accordance with the provisions of the Plan.

6.6Investment Elections of Participants. Each Participant shall, upon commencing Tax-Deferred Contributions pursuant to Section 4.1 or making a Rollover Contribution pursuant to Article X, make an investment election in a format authorized and recognized by the Committee directing the manner in which his Tax-Deferred Contributions and Rollover Contributions, if any, shall be deposited and held by the Trustee. Such investment election shall specify that the percentage of such contributions shall be deposited in one or more of the Investment Funds and, if elected, the Employer Stock Fund in such integral percentages as may be prescribed by the Committee from time to time with the sum of such percentages not in excess of 100%; provided, however, that a Participant shall not elect to invest more than 25% of his Tax-Deferred Contributions in the Employer Stock Fund. Subject to the provisions of Section 6.9, the investment election by a Participant shall remain in effect until he ceases to have an interest under the Plan; provided, however, that a Participant may change his investment election for future contributions at such times and in accordance with such procedures and advance notice as shall be established from time to time by the Committee. Any such change must again specify a percentage of contributions to be deposited in one or more of the Investment Funds and, if elected, the Employer Stock Fund that would be a valid election under the preceding provisions of this Section 6.6, and such change shall not affect the amounts credited to any Separate Account or sub-account of the Participant as of any date prior to the date on which such change is to become effective.

6.7Election to Transfer Interest Between Funds. A Participant, former Participant or Beneficiary who has an interest in an Investment Fund may elect to transfer all or a portion of such interest to one or more other Investment Funds at such times and in accordance with such procedures as shall be established from time to time by the Committee, and subject to any restrictions on transfers applicable to an Investment Fund. Subject to the provisions of Section 6.9, a Participant who has an interest in an Investment Fund may elect to transfer all or a portion of such interest to the Employer Stock Fund at such times and in accordance with such procedures and advance notice as shall

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be established from time to time by the Committee. A Participant, former Participant or Beneficiary who has an interest in the Employer Stock Fund attributable to Tax-Deferred Contributions or Rollover Contributions may elect to transfer all or a portion of such interest to one or more Investment Funds at such times and in accordance with such procedures and advance notice as shall be established from time to time by the Committee. Such an election must specify a percentage of the amount eligible for transfer that is to be transferred, which percentage amount must be such integral percentage as may be prescribed by the Committee from time to time not in excess of 100%. The appropriate Separate Accounts and sub-accounts of such individual shall be adjusted to reflect the transfer as soon as practicable after the effective date of the election.

6.8Separate Account Balances. For all purposes of the Plan, the combined balance of the Separate Accounts of a Participant and of each former Participant or Beneficiary as of any date, other than a Valuation Date, shall be the combined balance of such accounts as of the immediately preceding Valuation Date.

6.9Investment Following Settlement Date. During the first Open Period which occurs one year after a former Participant’s Settlement Day and based upon the valuation obtained pursuant to Section 7.3 for distributions to be made during that Open Period, the Separate Account-A and the Separate Account-B of the former Participant or his Beneficiary (including for purposes of this Section 6.9 any alternate payee whose interest is derived from such former Participant), as the case may be, shall cease to be invested in the Employer Stock Fund, and shall be reinvested in the Investment Funds, as directed by the former Participant or Beneficiary, as the case may be; provided, however, that if such former Participant or Beneficiary does not provide an investment direction, such amount shall be invested in a default fund as determined by the Committee; provided, further, that to the extent the Board of Directors of the Company determines that a sufficient amount of cash is not available to fully implement the provisions of this paragraph (a) with respect to a Plan Year, the Board may determine that only a portion of such accounts shall be so reinvested, such portion to be uniform percentage for all accounts similarly affected; and provided, further, that in the event that only a portion of such accounts are so reinvested for any Plan Year, the Board may determine that an additional portion of such accounts are to be reinvested in a subsequent Plan Year in the manner described above, such portion to be uniform percentage for all accounts similarly affected.

For purposes of this Section 6.9, an “Open Period” shall mean the period during which distributions from the Employer Stock Fund may occur following each Valuation Date as determined by the Company.

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ARTICLE VII

ALLOCATIONS TO ACCOUNTS, VALUATIONS, DIVIDEND REINVESTMENT, AND VOTING SHARES

7.1Allocation of Employer Contributions Among Participants. Within a reasonable time after the end of each calendar quarter, the Company shall certify and deliver to the Trustee and to the Committee a list of all Participants for whom an Employer Contribution is due for such calendar quarter, together with a statement of the Compensation and Tax-Deferred Contributions of each such Participant. After delivery of such list and no later than the last day of the calendar quarter following the calendar quarter for which such Employer Contribution is due, the Employer Contribution for such calendar quarter shall be allocated to the Separate Accounts of all such Participants. Subject to the provisions of Section 7.2, the share of each such Participant in the Employer Contribution shall be an amount equal to 100 percent multiplied by the amount of the Tax-Deferred Contribution made by such Employer on behalf of such Participant during such Plan Year that is not in excess of three percent of his Compensation for such Plan Year and 50 percent multiplied by the amount of the Tax-Deferred Contribution made by such Employer on behalf of such Participant during such Plan Year that is in excess of three percent but not in excess of five percent of his Compensation for such Plan Year reduced by the sum of Employer Contributions contributed previously for such Plan Year. Subject to Section 7.2, the amount so allocated to each such Participant shall be credited to his Separate Accounts as soon as practicable after receipt thereof by the Trustee; provided, however, that for purposes of Sections 401(m)(2)(A), 404, and 415 of the Code, Employer Contributions shall be deemed made no later than as of the last day of the Plan Year for which such contributions were made.

7.2Limitation on Crediting of Contributions and Forfeitures. Notwithstanding anything to the contrary contained in the Plan, the amount of Tax-Deferred Contributions and Employer Contributions which may be credited to the Separate Accounts of any Participant shall be subject to the following provisions:

(a)    For purposes of this Section 7.2, the annual addition with respect to a Participant shall mean the sum for any limitation year of the following amounts:

(i)Tax-Deferred Contributions which are credited to the Separate Accounts of such Participant for such Plan Year pursuant to Section 4.1 and Employer Contributions which are credited to the Separate Accounts of such Participant for such Plan Year pursuant to Section 7.1;

(ii)the amount for the limitation year, if any, of Employer Contributions, voluntary contributions made by the Participant, and forfeitures that are credited to the Participant under any other qualified defined contribution plan (whether or not terminated) maintained by his Employer or any Related Corporation concurrently with the Plan;

(iii)all employee contributions credited to the Participant’s account for the limitation year under any qualified defined contribution plan maintained by an Employer or a Related Corporation or any qualified defined benefit plan maintained by an Employer or a Related Corporation if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions

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within the meaning of Section 411(c)(2)(c) of the Code (without regard to whether the plan is subject to the provisions of Section 411 of the Code);

(iv)the amount, if any, attributable to medical benefits allocated to an account for such Participant established under Section 419A(d)(1) of the Code for such limitation year; and

(v)if the Participant is a key employee, as defined in Section 419A(d)(3) of the Code, all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the limitation year to the Participant’s separate account under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer or a Related Corporation.

Notwithstanding the foregoing, the annual addition for limitation years beginning prior to January 1, 1987 shall not be recalculated to treat all employee contributions as annual additions.

(b)     For purposes of this Section 7.2, the Plan Year shall be the “limitation year” within the meaning of Section 415 of the Code, and the “compensation” of a Participant shall mean his wages, salaries, and other amounts received for personal services actually rendered in the course of employment with an Employer or a Related Corporation, including any elective deferral (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred by an Employer at the election of a Participant and which is not includable in the gross income of the Participant by reason of Section 125 of the Code or Section 132(f) of the Code, excluding, however, (i) any other contributions made by an Employer or a Related Corporation to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 of the Code to such plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (ii) non-elective contributions made by an Employer or a Related Corporation on his behalf to a simplified employee pension described in Section 408(k) of the Code, (iii) any distributions from a plan of deferred compensation (other than amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Participant), (iv) amounts received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture, (v) amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and (vi) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant). Notwithstanding any other provision of the Plan to the contrary, if a Participant has a severance from employment (as defined in Section 1.401(k)-1(d)(2) of the Treasury Regulations) with the Employers and all Related Corporations, compensation shall not include amounts paid or payable to the Participant following such severance from employment except that compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in compensation if his employment had continued and (2) are paid before the later of the close of the limitation year in which

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the Participant’s severance from employment occurs or within 2½ months of such severance.

If a Participant is absent from employment as an Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.

(c)For each limitation year, the annual additions with respect to a Participant shall not exceed the lesser of (i) $61,000 (for 2022 and subject to adjustment annually pursuant to Section 415(d)(1)(C) of the Code), or (ii) one hundred percent of the Participant’s compensation for such limitation year. The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Section 415(l) of the Code, or to a post-retirement medical benefits account maintained for a key employee which is treated as an “annual addition” under Section 419A(d)(2) of the Code. If the annual additions to the Separate Accounts of a Participant would exceed the limitation contained in this Section 7.2 absent such limitation, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order: (1) Tax-Deferred Contributions to be made on the Participant’s behalf for the limitation year that are not to be matched, if any, shall be reduced; and (2) Tax Deferred Contributions to be made on the Participant’s behalf for the limitation year that would be matched and the matching contributions attributable thereto, if any, shall be reduced pro rata, to the extent necessary. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the limitation year. Amounts deemed to be forfeitures under this Section 7.2 shall be used to reduce Employer Contributions as described in Section 8.3. If the annual addition with respect to a Participant in any limitation year nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2021-30, or any superseding guidance.

(d)If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Corporation concurrently with the Plan, and if the annual addition to be made under the Plan for the limitation year when combined with the annual addition to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in paragraph (c) of this Section 7.2, the annual addition to be made to such other plan(s) shall be reduced, to the extent necessary so that the limitation in such paragraph (c) is satisfied.

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(e)For purposes of this Section 7.2, the meaning of “Related Corporation” shall be as modified by Section 415(h) of the Code.

7.3Valuation of Participant’s Interest. As of each Valuation Date hereunder, each Separate Account of each Participant and each former Participant and Beneficiary shall be adjusted to reflect any increase or decrease in net worth of the Fund since the immediately preceding Valuation Date, in the following manner:

(a)    All of the assets of the Employer Stock Fund, the Investment Funds, and any other separate fund established hereunder, shall be valued at fair market value.

(b)    On the basis of the valuation provided under paragraph (a) of this Section 7.3, after appropriate adjustments for any distributions and withdrawals from such funds since the immediately preceding Valuation Date and prior to such date, and for any interfund transfers since such preceding Valuation Date and prior to such date, the net increase or decrease in net worth of each such fund which is attributable to net earnings and all profits and losses, realized and unrealized, since the immediately preceding Valuation Date shall be ascertained.

(c)    There shall then be allocated the net increase or decrease in the net worth of each such fund thus determined among the Separate Accounts of all Participants, former Participants, and Beneficiaries who have an interest in each such fund, in proportion to the respective balances of the Separate Accounts maintained thereunder for each such fund, on the date immediately preceding such Valuation Date, and shall credit or charge, as the case may be, each such account with the amount of its allocated share.

(d)    As of the last Valuation Date of each Plan Year, there shall then be credited to the Separate Accounts of each Participant the portion of the annual contribution made by the Employers for the Plan Year ending on such .

7.4    Reinvestment of Dividends. Except as provided in Section 7.6, and except as may be otherwise directed by the Committee, all dividends and other earnings of the Fund shall be deposited by the Trustee in the separate fund for which the income was received; provided, however, that any dividends and other earnings of the Suspense Fund shall be used by the Trustee to repay any loan for which the Shares in the Suspense Fund are held as collateral. After such dividends have been used to make a payment on the loan, the Trustee shall release an amount of Shares with a fair market value equal to no less than the amount of the dividends paid. Such released Shares shall be allocated to the Separate Accounts of the Participants who have an interest in such fund as if the released Shares were earnings.

7.5    Voting and Tendering of Shares. Voting of Shares and decisions relating to the tender or exchange of Shares shall be the responsibility of the Participants, former Participants,

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and Beneficiaries, and the Trustee shall vote the Shares as directed by Participants, former Participants, and Beneficiaries, in accordance with the provisions of Article VI of the Trust Agreement.

7.6    Payment and Reinvestment of Dividends on Shares.

In accordance with such procedures, and subject to such limitations, as shall be established by the Committee: All cash dividends on Shares, except dividends and other earnings of the Suspense Fund which shall be used by the Trustee to repay any loan for which the Shares in the Suspense Fund are held as collateral, which are attributable as of the ex- dividend date for such dividend to the Separate Account of a Participant, former Participant, or Beneficiary (“Dividend Payee”), shall be paid to the Plan. Each Dividend Payee shall have the right to elect whether such dividends (i) shall, not later than ninety (90) days after the close of the Plan Year in which the dividends are paid to the Plan, be paid in cash to the Dividend Payee, or (ii) shall remain in the Dividend Payee’s Separate Account and be reinvested in qualifying employer securities through the Employer Stock Fund. For purposes of the immediately preceding sentence: (i) each such election by a Dividend Payee shall become irrevocable with respect to a particular dividend upon payment of such dividend to the Plan; (ii) a Dividend Payee shall be given a reasonable opportunity before a dividend is paid to the Plan in which to make such election; (iii) a Dividend Payee shall have a reasonable opportunity to change such election on a prospective basis at least annually; and (iv) if there is a change in Plan terms governing the manner in which dividends are distributed to Dividend Payees, a Dividend Payee shall be given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid to the Plan. If a Dividend Payee fails to make an affirmative election, the Dividend Payee shall be deemed to have elected to have such dividends reinvested in qualifying employer securities through the Employer Stock Fund.

A Dividend Payee shall at all times have a 100% vested interest in any dividend subject to election under this Section 7.6.

7.7    Special Nonallocation Rule.

(a)    Notwithstanding any provision of the Plan to the contrary, no Section 1042 Stock (as hereafter defined) shall be allocated to any Section 1042 Participant (as hereafter defined) during the Section 1042 Nonallocation Period (as hereafter defined); provided however, Section 1042 Stock shall never be allocated to any Participant who is a Section 1042 Participant by reason of Section 7.7(b)(2)(C) of the Plan.

(b)    For the purposes of this Section 7.7:

(i)    “Section 1042 Stock” means Shares purchased by the Trustee, but only if in connection with such purchase, the seller of such Shares has timely elected application of Section 1042 of the Code to such sale and the sale of such Shares and purchase of replacement securities by the seller meets all applicable requirements of Section 1042 of the Code;

(ii)    “Section 1042 Participant” means

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(A)a Participant who has made an election under Section 1042 with respect to Section 1042 Stock; or

(B)any spouse, ancestor, lineal descendent or brother or sister (by whole or by half blood) of a Participant who has made an election under Section 1042 with respect to Section 1042 Stock, other than a lineal descendent who, together with all other lineal descendants, receives total allocations under this Plan during the Section 1042 Nonallocation Period of less than five percent of the Shares attributable to a sale to the Plan by any person related to such lineal descendants; or

(C)a Participant who owns, directly or indirectly (after application of the attribution rules provided in Section 318(a) of the Code) without regard to the employee trust exception in Section 318(a)(2)(B)(i) of the Code) more than 25 percent of the value of any class of outstanding stock (or more than 25 percent of the total value of all outstanding stock) of the Company or a Related Corporation.

(iii)    “Section 1042 Nonallocation Period” means the period with respect to any Section 1042 Stock beginning on the date of sale of such Section 1042 Stock and ending on the later of (i) the date of the allocation of Shares attributable to the final payment of all acquisition loans made pursuant to Section 6.3 with respect to such Section 1042 Stock, or (ii) the date which is ten years after the date of sale of such Section 1042 Stock.

(c)    Nonrecognition of gain pursuant to Section 1042 of the Code applies only with respect to the sale of shares of stock issued by a domestic C corporation that has no shares outstanding that are readily tradable on an established securities market.

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ARTICLE VIII
TERMINATION OF PARTICIPATION

8.1Termination of Participation. Each Participant shall cease to be a Participant hereunder upon the first to occur of the following dates:

(a)    the date on which such Participant’s employment with the Company or a Related Corporation is terminated after attainment of age 65;

(b)    the date on which such Participant’s employment with the Company or a Related Corporation is terminated after attainment of age 55 and completion of at least five years of Continuous Service;

(c)    the date on which such Participant’s employment with the Company or a Related Corporation is terminated because of a physical or mental disability preventing him from continuing in the employment of the Company or a Related Corporation, as determined by the Committee upon the basis of a written certificate of a physician selected by it;

(d)    the date on which such Participant’s employment with the Company or a Related Corporation is terminated because of the death of such Participant;

(e)    the date on which such Participant’s employment with the Company or a Related Corporation is terminated after completion of at least three years of Continuous Service;

(f)the date on which ends the 12 month period commencing with the date on which such Participant began a period of layoff if the Participant is not recalled or does not return to employment with the Company or a Related Corporation before the end of such 12-month period; or

(g)the date on which such Participant’s employment with the Company or a Related Corporation is terminated under any other circumstances.

Notwithstanding anything to the contrary contained in the Plan, the vested interest of a Participant in his Separate Accounts upon his attainment of age 65 prior to his termination of employment shall be 100%.

8.2Vested Interest of Participants. A Participant whose employment terminates in accordance with the provisions of paragraph (a), (b), (c), (d), or (e) of Section 8.1 shall have a vested interest in his Separate Accounts of 100%. The vested interest of a Participant whose employment terminates in accordance with the provisions of paragraph (f) of Section 8.1 shall be either (i) as provided in the immediately preceding sentence of this Section 8.2 if he has completed at least three years of Continuous Service or (ii) as provided in the next following sentence of this Section 8.2 if he has completed less than three years of Continuous Service. A Participant whose employment terminates in accordance with the provisions of paragraph (g) of Section 8.1 shall have a vested interest in his Separate Accounts attributable to Tax-Deferred Contributions and Rollover Contributions of 100% and shall have no vested interest in his Separate Accounts attributable to Employer Contributions under the Plan. Notwithstanding any other provision of this Section 8.2 of the Plan, any Employer Contribution credited to a Participant’s Separate Account on and after January 1, 2020 shall be 100% vested.

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8.3Disposition of Non-vested Amounts. In the event that a Participant’s Settlement Date occurs under the conditions specified in paragraphs (f) or (g) of Section 8.1, the balances remaining in the Participant’s Separate Accounts that are not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)    In the event that the Participant has no vested interest in his Separate Accounts upon the occurrence of his Settlement Date or the aggregate value as of the date of distribution does not exceed $5,000 resulting in the Participant’s receipt of a single sum payment of the vested portions of his Separate Account, the non vested balance of his Separate Accounts attributable to Employer Contributions will be forfeited and his Separate Accounts closed as of the last day of the Plan Year (i) in which such Settlement Date occurs, if the Participant has no vested interest in his Separate Accounts, or (ii) in which the single sum distribution occurs.

(b)    In the event that the Participant’s vested interest in his Separate Accounts has an aggregate value that exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum distribution of such vested interest, the balances remaining in the Participant’s Separate Accounts will be forfeited and his Separate Accounts closed as of the last day of the Plan Year in which such single sum distribution occurs, provided that such distribution occurs prior to the end of the second Plan Year beginning on or after the Participant’s Settlement Date.

(c)    In the event that neither paragraph (a) nor paragraph (b) is applicable, the balances remaining in the Participant’s Separate Accounts will continue to be held in such accounts and will not be forfeited until the end of the fifth Plan Year beginning on or after his Settlement Date, at which time the Participant’s Separate Accounts shall be closed. In the event that such a Participant returns to employment with the Company or a Related Corporation prior to the end of such fifth Plan Year, the balance of his Separate Accounts, determined as of the Valuation Date next following his date of rehire, shall be recredited as of such Valuation Date to his Separate Accounts from which derived.

(d)    In the event that a portion of the Participant’s Separate Accounts to be forfeited contains Shares, the Shares in the Participant’s Separate Accounts must be forfeited only after the other assets in the Participant’s Separate Accounts and, if the Participant’s Separate Accounts contain more than one class of Shares, the same proportion of each class of Shares must be forfeited, pursuant to Section 54.4975- 11(d)(4) of the Treasury Regulations.

Whenever the interest of a Participant in his Separate Accounts is forfeited under the provisions of the Plan with respect to a Plan Year, the amount of such forfeiture, as of the last day of such Plan Year, shall be applied against the Employer Contribution obligation of the Employers incurred during such Plan Year. Notwithstanding the foregoing, however, should the amount of all such forfeitures of Employer Contributions for any Plan Year exceed the amount of the Employer Contribution obligation of the Employers for such Plan Year, the excess amount of such forfeitures (together with any such forfeitures for prior Plan Years not theretofore applied against such a contribution obligation of the Employers) shall for all Plan purposes be applied against the Employer Contribution obligation of the Employers for the next following Plan Year.

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8.4    Buy Back Provision. Notwithstanding anything to the contrary contained in the Plan, a Participant whose participation in the Plan is terminated under paragraphs (f) or (g) of Section 8.1 with a vested interest in his Separate Accounts of less than 100% may, upon becoming reemployed by an Employer, repay the amount, if any, distributed to him under the provisions of Section 9.1, in which event such Employer shall immediately credit his Separate Accounts with the amount forfeited by him as of the date of his termination of participation without adjustment for gains or losses experienced by the Fund, if applicable, during the period between his distribution date and the date of such repayment. Any repayment made pursuant to the provisions of this Section 8.4 must be made by such Participant no later than the earlier of (1) the date on which he incurs five consecutive one-year breaks in service following the date of his distribution or (2) the fifth anniversary of the date of his reemployment. Funds needed in any Plan Year to recredit the Separate Accounts pursuant to the provisions of this Section 8.4 shall first come from forfeitures that arise during such Plan Year, to the extent sufficient, next from Trust income earned in such Plan Year, to the extent sufficient, and finally from a separate Employer Contribution.

8.5    Reemployment. If a former Participant is reemployed by an Employer or a Related Corporation after his Settlement Date has occurred, (1) he shall retain the right to any distribution from the Plan arising from his prior Settlement Date with respect to Tax-Deferred Contributions allocated to his Separate Accounts for periods after January 1, 1997, (and the earnings or losses thereon), if any, (2) he shall lose his right to any distribution or further distributions from the Plan arising from his prior Settlement Date with respect to Employer Contributions allocated to his Separate Accounts for periods after December 31, 1994, (and the earnings or losses thereon), if any, and (3) he shall retain the right to distribution or further distributions from the Fund arising from his prior Settlement Date with respect to amounts allocated to his Separate Accounts for periods prior to January 1, 1995 (and the earnings or losses thereon), if any. If a former Participant is reemployed by an Employer or a Related Corporation before his Settlement Date has occurred, he shall have no right to any distribution from the Plan until he subsequently has a Settlement Date.

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ARTICLE IX
DISTRIBUTION

9.1Distribution. The Trustee shall make distribution to or for the benefit of the former Participant or his Beneficiary, as the case may be, from his interest in the Employer Stock Fund and in the Investment Funds which, on any date, shall be equal to the vested balances carried in his Separate Accounts as of such date. Distribution of Shares or cash shall be made in a single sum payment, provided that any method of periodic payment elected by a former Participant or Beneficiary under the Plan prior to January 1, 2016, may continue in effect.

Distribution under any such method shall be made as soon as reasonably practicable after the former Participant’s Settlement Date or the date his application for distribution is filed with the Committee, if later. Upon the completion of distribution from the Separate Accounts of a former Participant or his Beneficiary, such Separate Accounts shall be closed.

In the event of a “mandatory distribution” greater than $1,000 made in accordance with the provisions of this Section 9.1, if the former Participant does not elect to have such distribution paid in a direct rollover to an eligible retirement plan specified by the former Participant or to receive the distribution directly, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. A “mandatory distribution” means any distribution made to a former Participant without the former Participant’s consent that is made before he attains age 65. Distribution to a former Participant’s surviving spouse or to an alternate payee under a qualified domestic relations order is not a “mandatory distribution” for purposes of this paragraph.

Notwithstanding any other provision of the Plan and with respect to this Article IX of the Plan, single sum payments may be distributed separately with respect to a Participant’s interests in (i) the Employer Stock Fund and (ii) any Fund other than the Employer Stock Fund.

Within the 120 day period ending 30 days before the date as of which distribution of a former Participant’s Separate Account commences, the Committee shall provide the former Participant with a written explanation of his right to defer distribution until age 65 or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment available under the Plan. Distribution may commence less than 30 days after such notice is provided to the former Participant if (i) the Committee clearly informs the former Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to age 65 and his election of a form of payment for at least 30 days following his receipt of the notice and (ii) the former Participant, after receiving the notice, affirmatively elects an early distribution. The written explanation provided by the Committee in connection with a distribution shall include a description of the consequences to the former Participant of electing an immediate distribution of his vested Separate Account balance instead of deferring payment to his attainment of age 65.

9.2Required Commencement of Distribution. Notwithstanding anything to the contrary in the Plan, in no event shall the distribution of the interest of a Participant commence later than the earlier of:

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(a)    the 60th day after the end of the Plan Year in which the Participant attains age 65, the tenth anniversary of the date on which he first became a Participant, or the Participant’s retirement or other termination of employment, whichever is latest; or

(b)    pursuant to the election of the Participant, the April 1 following the later of the calendar year in which the Participant

(i)    attains age 72 (effective January 1, 2020; age 70-1/2 for a Participant reaching that age prior to January 1, 2020), or

(ii)    retires;

provided, however, that clause (ii) shall not be applicable in the case of a Participant who is a five percent owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 72 (effective January 1, 2020; age 70-1/2 for a Participant reaching that age prior to January 1, 2020); and provided, further, that any Participant who attained age 70-1/2 prior to January 1, 1997, and commenced minimum required distributions as required under Section 401(a)(9) of the Code prior to amendment, may elect to defer further minimum required distributions until April 1 following the calendar year such Participant retires. The re-commencement of distributions to such Participant shall not constitute a new benefit payment date with respect to such Participant and distributions on re-commencement shall continue in the form elected by the Participant on his benefit payment date.

In the event a former Participant dies after commencement of the distribution of his interest, any remaining portion of such interest shall be distributed to his Beneficiary in the method which is at least as rapid as the method being used at the date of his death and in accordance with the provisions of Article XX of the Plan. In the event a former Participant dies prior to commencement of the distribution of his interest, the entire interest attributable to such former Participant shall be distributed in accordance with the provisions of Article XX of the Plan.

9.3Form of Distribution. Each distribution or withdrawal under the Plan shall be made partially in the form of Shares (except that an amount equivalent in value to a fractional Share otherwise payable hereunder shall be paid in cash), to the extent that it represents his interest credited to his Separate Account-A, Separate Account-B, or both, and partially in the form of cash, to the extent that it represents his interest credited to his other Separate Accounts. An amount equivalent in value to a fractional Share otherwise payable hereunder shall be paid in cash. Notwithstanding the foregoing, a former Participant may elect to receive distribution entirely in the form of cash, subject to any distribution limitations which the Company may have in effect from time to time.

9.4Effect of Committee’s Determination. The Committee’s determination of all questions which may arise under this Article IX shall be conclusive upon all persons claiming to have any interest hereunder. In making a determination, the Committee may rely upon any signed statement which the Participant files with it.

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9.5Facility of Payment. In the event that it shall be found that any person to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Committee, be paid to another person for the use or benefit of the person found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such person. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Committee. Any such payment shall be charged to the Separate Accounts of the person found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan or the Trust Agreement.

9.6Right to Sell Company Stock.

(a)    Any former Participant receiving distributions of Shares hereunder and intending from time to time after the receipt of such distributions to sell all or any part of such Shares, shall offer to sell such Shares first to the Company and then to the Trustee, at the price set forth in paragraph (b) of this Section 9.6. Any such offer to sell shall be effected by the delivery by the former Participant to the Trustee of written notice of his intention to sell such Shares, or a specified portion thereof. Within 30 days following the receipt of such notice, the Trustee shall advise the Participant of the Company’s or the Trustee’s desire to purchase all or part of the offered Shares. Upon receipt of such advice, the Participant shall deliver the certificates representing the Shares to be sold duly endorsed for transfer with applicable transfer tax stamps attached thereto. Upon such delivery, such former Participant will have sold and the Company or the Trustee, as the case may be, will have purchased, the number of Shares specified in the notice.

(b)    Prior to the transfer of Shares hereunder to a Beneficiary upon the death of a Participant or a former Participant, such Beneficiary shall be deemed to offer to sell such Shares first to the Company and then to the Trustee, at the price set forth in paragraph (b) of this Section 9.6. Any such deemed offer to sell such Shares shall be effected upon notice of the Participant’s death by the Plan Administrator to the Trustee. Within 60 days following the receipt of such notice, the Trustee shall advise the Beneficiary of the Company’s or the Trustee’s desire to purchase all or part of such Shares. Upon receipt of such advice, the Beneficiary shall deliver the certificates representing the Shares to be sold duly endorsed for transfer with applicable transfer tax stamps attached thereto. Upon such delivery, such Beneficiary will have sold and the Company or the Trustee, as the case may be, will have purchased, the number of Shares specified in the notice.

(c)    The purchase price per Share payable for such Shares sold to the Trustee or the Company, as the case may be, shall be the greater of (1) the fair market value of such Share, as determined by the most recent valuation of Shares made preceding the Trustee’s advice to the Participant of its or the Company’s, as the case may be, decision to purchase (or the date of the purchase if the transaction is between the Trustee and a “disqualified person,” as defined in Section 4975(e)(2) of the Code) or (2) the purchase price offered by a buyer other than the Trustee or the Company making a good faith offer to buy the Shares.

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(d)    Except as hereinafter provided, the Trustee or the Company, as the case may be, shall pay for the Shares so sold to it within thirty (30) days following the date of sale. In the event and to the extent that the Trust shall not have sufficient funds to pay the purchase price of Shares so sold to it, purchase of the Shares may be deferred until the Trust has sufficient funds to pay such purchase price; provided, however, that such purchase may not be deferred beyond the period of one year and adequate security and a reasonable interest rate are provided for the period of deferral.

(e)    At any time when the purchase of any Shares from a former Participant is deferred pursuant to this Section 9.6, as soon as practicable following the date funds first become available to the Trustee in excess of those needed for ordinary and routine operating expenses, such excess funds shall be used to purchase such Shares.

(f)    The Trustee shall be obligated to inform any former Participant who has received distributions of Shares upon request whether the Trustee would have funds sufficient to purchase the Shares so owned by the former Participant where the former Participant then elected to sell the Shares to the Trust pursuant to this Section 9.6.

(g)    In the event that neither the Trustee nor the Company desires to purchase the Shares of a Participant pursuant to the provisions of this Section 9.6, such Participant shall have the right to sell such Shares to any person upon such terms he deems appropriate.

9.7    Special Diversification Election. Any employee of the Company or a Related Corporation who has been a Participant under the Plan for ten or more years and who has attained age 55 may elect, within the 90 day election period following the close of each Plan Year during his qualified period, to transfer up to 25 percent of the aggregate balances of his Separate Account A and Separate Account B, if any, to one or more Investment Funds and to direct the investment of such amounts among such funds; provided, however, that beginning with the sixth Plan Year in his qualified period, such employee may elect to transfer up to 50 percent of such aggregate balances. A Participant who elects to transfer a portion of his Separate Account A and Separate Account B, if any, in accordance with the provisions of this Section 9.7 may elect to make further transfers hereunder only to the extent that such further transfers, when combined with all prior transfers made pursuant to this Section 9.7, do not exceed the percentage limit in effect for that Plan Year. The Trustee shall make the transfer in accordance with a Participant’s election hereunder within 90 days after the end of the 90 day election period. For purposes of this Section 9.7, a Participant’s “qualified period” shall mean the period beginning with the Plan Year in which the Participant (i) attains age 55 or (ii) completes his tenth year as a Participant, whichever is later.

9.8    “Put” Option. Unless Shares become readily tradable on an established securities market, the following “put” option requirements of Section 409(h) of the Code and the Treasury Regulations thereunder shall apply to any Shares acquired after December 31, 1986. A former Participant or a Beneficiary, or a donee or heir of a former Participant or Beneficiary, shall be granted at the time that Shares are distributed to him, an option to “put” such Shares to an Employer; provided, however, that the Fund may elect to assume the rights and obligations of any such Employer at the time the “put” option is exercised. A “put” option shall provide that, for a period of 60 days (excluding any period during which an Employer is prohibited from honoring the “put” option by applicable federal or state law) after such Shares are distributed by the Trustee to a former Participant or Beneficiary, the former Participant or Beneficiary, or his donee or heir, shall have the right to have an Employer purchase such Shares at their fair market value, and if the “put” option is not exercised within such 60-day

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period, it may be exercised within an additional period of 60 days commencing on the first anniversary of the date such Shares were distributed by the Trustee. For purposes of this Section 9.8, fair market value shall be based on the fair market value determined as of the valuation date coinciding with or immediately preceding the date of exercise (or the date of exercise if the repurchase is by the Fund from a “disqualified person,” as defined in Section 4975(e)(2) of the Code). Such “put” option shall be exercised by notifying the Trustee in writing. If the “put” option is exercised, the Company, or the Fund if the Fund so elects, shall repurchase the Shares. In the event that Shares are acquired after December 31, 1986, the Company or the Fund, as applicable, may make installment payments under a “put” option with respect to such Shares for a period ending not later than (i) five years after the “put” option is exercised or (ii) if the Shares were acquired with a loan, the earlier of the date that is ten years after the “put” option is exercised or the date the loan proceeds used to acquire the Shares subject to the “put option” are entirely repaid; provided that adequate security and a reasonable interest rate are provided. Any such installment payments shall begin within 30 days after the “put” option is exercised, shall be not less frequent than annual, and shall be substantially equal.

9.9    Repurchase Rights. The Company and the Trustee shall have the right, at any time or times, and from time to time, at their option, to repurchase Shares held by any former Participant or Beneficiary, other than (i) the Trustee, (ii) a former Participant who has voluntarily terminated service after attainment of age 62 with at least 10 years of Continuous Service and (iii) a current Employee or a member of the Board of Directors. The Company and the Trustee may exercise their right to purchase Shares under this Section 9.9 at any time by delivering a written notice of exercise to the former Participant or Beneficiary together with payment of the purchase price for such Shares. Upon delivery of the notice of exercise and tender of the purchase price for the Shares by the Company or the Trustee, all rights of the former Participant or the Beneficiary in respect of such Shares shall cease, and the former Participant shall deliver to the Company or Trustee, as the case may be, any certificate or certificates representing the Shares duly endorsed for transfer with applicable transfer tax stamps attached thereto no later than the date specified in the notice of exercise.

9.10    Restrictions on Transfer of Shares. Except as otherwise provided in this Article IX, Shares acquired through a loan described in Section 6.3 will not be subject to a put, call, or other option, or buy-sell or similar arrangement while held under the Plan or when distributed from the Plan to a Participant, former Participant, or Beneficiary, whether or not the ESOP Feature then constitutes an “employee stock ownership plan” under Section 4975(e)(7) of the Code. The provisions of the preceding sentence and of this Section 9.10 will continue to apply to Shares acquired through such a loan after the loan has been satisfied and after the ESOP Feature ceases to constitute an “employee stock ownership plan” under Section 4975(e)(7) of the Code.

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9.11    Distribution Pursuant to Qualified Domestic Relations Orders. Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

9.12    IRS Model Amendment for Final Regulations. The IRS Model Amendment reflecting final and temporary regulations under Section 401(a)(9) of the Code for calendar years beginning on or after January 1, 2003, is set forth in Article XX.

9.13    Unclaimed Amounts. Each Participant (including for purposes of this Section 9.13 the Beneficiary of a deceased Participant) must file with the Committee in writing his address to which United States mail to him is to be sent and each change of such address. Any communication, statement, or notice shall be addressed to a Participant at such last address filed with the Committee, or if no address is filed with the Committee, then at the last such address as shown on the Company’s records. In the event that a Participant does not maintain his address on file with the Committee such that the Committee cannot locate the Participant and must incur expense on behalf of the Plan in connection with the Participant’s benefit, or if for any other reason the Committee cannot locate the Participant, reasonable expenses incurred attempting to locate the Participant may be charged to his Separate Accounts.

Unclaimed Amounts shall be forfeited by the intended recipient, and the following shall apply:
(a)If benefit payments under the Plan become Unclaimed Amounts as a result of the Committee determining that the recipient cannot be located, but such recipient is later located, then such affected recipient may, by written notice to the Committee, request that the Unclaimed Amounts be reinstated (without interest) and such Unclaimed Amounts shall be paid to him in accordance with the Plan as if such forfeiture had not occurred.

(b)If benefit payments under the Plan have commenced in the form of a check and later become Unclaimed Amounts, the affected recipient may, by written notice to the Committee, request that the Unclaimed Amounts be reinstated (without interest) and such Unclaimed Amounts shall be paid to him in accordance with the Plan as if such forfeiture had not occurred.

(c)Amounts forfeited hereunder shall be applied in accordance with Section 8.3.

(d)To the extent forfeited amounts are not available to satisfy reinstatements,the Company shall contribute the amount required to reinstate the affected recipient’s account.

For purposes of this Section 9.13, the term “Unclaimed Amounts” means benefit payments that under the terms of the Plan are required to be made, but such benefit payments (i) cannot be made, because after a diligent search by the Committee, the intended recipient has not

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been located or (ii) have commenced in the form of a check, and the recipient fails to cash the check within one-hundred and eighty (180) days following the receipt of the check by the recipient.

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ARTICLE X
ROLLOVER CONTRIBUTIONS

10.1Rollovers Accepted. An Employee, or a former Employee who maintains an account in the Plan, who is entitled to make a rollover contribution under the Code, as determined by the Committee, may make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Committee. The Plan will accept such an eligible rollover distribution from:

(a)a qualified plan described in Section 401(a) of the Code or Section 403(a) of the Code, excluding after-tax employee contributions;

(b)an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

(c)an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Moreover, the Plan will accept a Participant contribution of such an eligible rollover distribution from:

(d)a qualified plan described in Section 401(a) of the Code or Section 403(a) of the Code;

(e)an annuity contract described in Section 403(b) of the Code; and

(f)an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

However, the Plan will not accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) of the Code or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

10.2Deposit of Rollover Contribution. Upon receipt by the Trustee, such assets shall be deposited in the Fund and shall be credited to such Employee’s Separate Accounts as soon as practicable after receipt thereof by the Trustee. If the Employee does not already have an investment election on file with the Committee, his election to make a rollover contribution to the Plan shall be valid only if it includes his election as to the investment of his Rollover Contribution in accordance with Section 6.6; provided, however, that no more than 25% of his Rollover Contribution may be invested in the Employer Stock Fund.

10.3Participant Status. An Employee who makes a Rollover Contribution to the Plan and who is not otherwise an Eligible Employee shall be considered a Participant in the Plan with

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respect only to his account attributable to such Rollover Contribution (unless he otherwise becomes a Participant in accordance with the Plan).

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ARTICLE XI

HARDSHIP WITHDRAWALS OF TAX–DEFERRED CONTRIBUTIONS

11.1Hardship Withdrawals of Tax–Deferred Contributions. A Participant who is determined by the Committee to have incurred a hardship as defined in Section 11.2 may elect in writing, subject to the limitations and conditions prescribed in Section 11.2, to make a cash withdrawal from his Tax-Deferred Contributions sub-account. The maximum amount that a Participant may withdraw pursuant to this Section 11.1 because of a hardship is the total balance of his Tax-Deferred Contributions subaccount.

11.2Conditions and Limitations on Hardship Withdrawals. A Participant must file a written application for a hardship withdrawal with the Committee such number of days prior to the date as of which it is to be effective as the Committee may prescribe. Hardship withdrawals may be made effective only as of such dates as the Committee may prescribe from time to time. The Committee shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)    expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) medical care described in Section 213(d) of the Code that are in excess of $500 during a calendar year, determined without regard to whether expenses exceed any applicable income limit, not including any such expense that would be excluded under the Company’s health care plan as services or supplies that are experimental;

(b)    the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(c)    costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(d)    payment of funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Section 152 of the Code, without regard to subsection (d)(1)(B) thereof);

(e)    expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds any applicable income limit);

(f)    expenses and losses (including the loss of income) incurred by a Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA), provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; and

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(g)payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, child or other dependent (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof).

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

The Participant has obtained all distributions, other than hardship distributions, under all plans maintained by an Employer or any Related Corporation.

The amount of a hardship withdrawal may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

11.3Withdrawal from a Participant’s Separate Accounts. If the Separate Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund and, if applicable, the Employer Stock Fund, the withdrawal shall be charged against each Investment Fund and, if applicable, the Employer Stock Fund in the ratio that the balance of the Separate Account invested in the Investment Fund or Employer Stock Fund as of the most recent Valuation Date bears to the balance of the entire Separate Account as of such date, unless the Participant elects otherwise.

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ARTICLE XII
BENEFICIARIES

12.1Designation of Beneficiary. In the event of the death of a Participant or former Participant prior to distribution in full of his interest under the Plan, the surviving spouse, if any, of such Participant or former Participant shall be his Beneficiary and receive distribution of his remaining interest in accordance with the provisions of Article IX; provided, however, that a Participant may designate a person or persons other than his spouse as his Beneficiary if the requirements of Section 12.3 are met.

12.2Beneficiary in Absence of a Designated Beneficiary. If a Participant or former Participant who dies does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of Section 12.1 or if no Beneficiary survives such Participant or former Participant then the Beneficiary shall be the estate of such Participant or former Participant. If any Beneficiary designated pursuant to Section 12.1 dies after becoming entitled to receive distributions hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

12.3Spousal Consent to Beneficiary Designation. In the event a Participant or former Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto, specifically acknowledges such non-spouse Beneficiary, and such consent acknowledges the effect of such action and is witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and Treasury Regulations issued thereunder.

12.4Surviving Spouse Defined. The term surviving spouse means the deceased Participant’s spouse at the time of the Participant’s death.

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ARTICLE XIII
THE COMMITTEE

13.1Membership. The Company, by action of its Board of Directors, shall appoint a Committee of at least three persons to administer the Plan as hereinafter set forth. Upon his appointment to the Committee by the Company, each such appointee shall become a member of the Committee by accepting his appointment in a writing signed by him and delivered to the Company.

13.2Rules and Regulations. The Committee may from time to time formulate such rules and regulations for its organization and the transaction of its business as it deems suitable and as are consistent with the provisions of the Plan.

13.3Authority of Committee and Company. The Committee shall have all such powers and authorities as may be necessary to carry out the provisions of this Plan, including the sole discretionary power and authority to interpret and construe the provisions of the Plan and to resolve any disputes which arise under the Plan subject, however, to the provisions of Section 13.5, the powers and authority expressly conferred upon it herein, and all such other powers and authorities as shall be reasonably necessary to carry out the expressly conferred powers, authorities, and duties. The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Committee shall have no authority to allocate any of its powers, authority, or responsibilities for the operation and the administration of the Plan to any other person. The Employers, the Committee, and the Trustee are hereby designated as “named fiduciaries” of the Plan as such term is defined in Section 402(a)(2) of ERISA. The Company, by action of its Board of Directors, may:

(a)    allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted by this Article XIII to the Committee, to any Employer, to the Committee, or to the Trustee; and

(b)    designate a person other than itself or the Committee to carry out any of such powers, authority, or responsibilities;

provided, however, that no power, authority, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 13.3; and provided, further, that no allocation or delegation by the Company of any of its or of the Committee’s powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Company.

13.4Action of Committee. Any act authorized, permitted, or required to be taken by the Committee under the Plan may be taken by a majority of the members of the Committee at the time acting hereunder, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof and filed with the Trustee, as having authority to execute such documents on its behalf. Subject to the provisions of Section 13.5, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the

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Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers, the Committee, or the Trustee.

13.5Claims Review Procedure. Whenever the Committee decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the “Claimant”), the Plan Administrator shall transmit to the Claimant a written notice of the Committee’s decision, which shall be written in a manner calculated to be understood by the Claimant and contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Committee in accordance with the procedures herein set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

(a)    the date on which the Claimant’s request was filed with the Plan Administrator; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

(b)    the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

(c)    a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Committee’s previous denial of his claim for benefits and accept his claim as made; and

(d)    any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c).

Within 60 days of the date determined pursuant to paragraph (a) of this Section 13.5, the Plan Administrator shall conduct a full and fair review of the Committee’s decision denying the Claimant’s claim for benefits. Within 60 days of the date of such hearing, the Plan Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

Notwithstanding the foregoing, in the event that a claim for benefits involves a determination of disability, the disability claims procedure described in the summary plan description for the Plan shall apply in lieu of this Section 13.5.

13.6    Exhaustion of Remedies; Limitation of Actions; Forum Selection. In the event of any dispute over benefits under the Plan, all remedies available to the Claimant under Section 13.5 must be exhausted before legal recourse of any type is sought. No legal action at law or in equity, including without limitation a civil action under Section 502(a) of ERISA, may be filed against the Plan, the Company, the Committee, any Employer, the Plan Administrator or its delegate relating to any dispute over benefits under the Plan more than one year after the Plan Administrator has made a final decision under the claims review procedure described in Section 13.5. Any proceeding arising out of or relating to the Plan shall be adjudicated in the federal courts for the Northern District of Ohio or in the courts of

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the State of Ohio located in the district embraced by the federal courts for the Northern District of Ohio.

13.7    Resignation, Removal, and Designation of Successors. Any member of the Committee may at any time resign, and any member may be removed by action of the Board of Directors of the Company. Vacancies for these or other reasons shall be filled by appointees of the Board of Directors of the Company, and any such appointee shall become a member of the Committee by accepting his appointment as provided in Section 13.1. The Committee shall promptly notify the Trustee of any change in its membership. Nothing herein contained shall be construed to prevent any Participant or any director, officer, employee, or shareholder of an Employer from serving as a member of the Committee, but no member of the Committee who is a Participant shall take any part in any action relating solely to his participation.

13.8     Records. The Committee shall maintain records of all meetings, proceedings, and actions held, undertaken, or performed by it, and shall furnish to the Company such reports as it may from time to time request. The Committee may appoint as its Secretary, to keep a record of its meetings, proceedings, and actions, a person who may, but need not be, a member of the Committee.

13.9    Compensation. The members of the Committee shall receive no compensation for their services performed as such, but any and all expenses, including, without limitation, compensation of agents and counsel, reasonably incurred by them in carrying out the powers and duties herein conferred, shall be paid by the Company.

13.10    Indemnification. In addition to whatever rights of indemnification the members of the Committee or of the Board of Directors of the Company, or any other person or persons (other than the Trustee) to whom any power, authority, or responsibility of the Company is delegated pursuant to paragraph (b) of Section 13.3, may be entitled under the Articles of Incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan or the Trust Agreement, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

13.11    Qualified Domestic Relations Orders. The Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall

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be in writing and shall comply with the provisions of Section 414(p) of the Code and the Treasury Regulations issued thereunder.

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ARTICLE XIV

TRUSTEE AND TRUST AGREEMENT

The Company has executed a Trust Agreement with the Trustee setting forth the terms, provisions, and conditions of a trust for the Plan, pursuant to which the Trustee shall hold, manage, and administer all trust property so as to effectuate the provisions of the Plan. The Trust Agreement is subject to amendment and termination, and the Company may change the Trustee, all as provided in the Trust Agreement. The terms and provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

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ARTICLE XV
AMENDMENT AND TERMINATION

15.1Amendment. The Company may at any time and from time to time, by action of its Board of Directors, amend the Plan, subject to the terms of any applicable collective bargaining agreement; provided, however, such authority may be delegated to an officer of the Company; provided, further, that no such amendment shall result in the forfeiture or reduction of the interest of any Participant, former Participant, or Beneficiary in the Fund; and provided, further, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan. Moreover, no such amendment shall be made hereunder which shall permit any part of the Fund to revert to any Employer or be used for or be diverted to purposes other than the exclusive benefit of the Participants, former Participants, and their Beneficiaries, except as provided in Section 16.7.

15.2Termination. The Company reserves the right by action of its Board of Directors, to terminate the Plan at any time, subject to the terms of any applicable collective bargaining agreement, which termination shall become effective upon notice in writing to the Committee and to the Trustee (the effective date of such termination being hereinafter referred to as the “termination date”). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by the Employers. In the event of the termination of the Plan by the Company, written notice thereof shall be given to all persons who have an interest hereunder and to the Trustee. Upon any such termination of the Plan, the Company shall cause the following actions to be taken for the benefit of Participants, former Participants, and Beneficiaries:

(a)    As of the termination date, the Fund shall be valued and all Separate Accounts shall be adjusted in the manner provided in Section 7.3 with any unallocated Employer Contributions being allocated on the basis of Tax-Deferred Contributions made for the Plan Year up to the termination date as otherwise provided herein. The termination date shall become a Valuation Date for purposes of Article VII. In determining the net worth of the separate Funds, there shall be included as a liability such amounts as in the Company’s judgment shall be necessary to pay all expenses in connection with the termination of the Fund and the distribution of the property in the Fund, as well as other expenses, whether or not accrued, and there shall be included as an asset all accrued income.

(b)    The Separate Accounts of each Participant, Former Participant or Beneficiary shall thereafter be disposed of to or for the benefit of such Participant, former Participant, or Beneficiary, in accordance with Article IX.

(c)    Notwithstanding the provisions of paragraph (b), no distribution shall be made to a Participant of any amounts attributable to Tax-Deferred Contributions on account of Plan termination (other than a distribution made in accordance with Article IX or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor a Related Corporation establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section

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4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that meets the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Section 402(e)(4) of the Code, without regard to clauses (I), (II), (III), and
(IV) of sub paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, upon any such Plan termination, the interest of each Participant, former Participant, and Beneficiary shall become fully vested and nonforfeitable. Notwithstanding any termination of the Plan, the Committee shall continue in existence for all purposes of administration until all assets of the Fund are completely distributed by the Trustee, at which time the Fund itself shall automatically terminate.

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ARTICLE XVI
MISCELLANEOUS PROVISIONS

16.1No Commitment as to Employment. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his employment with an Employer, and nothing herein shall be construed as a commitment on the part of an Employer to continue the employment or rate of compensation of any Participant hereunder for any period.

16.2Benefits. Except for Section 6.3, nothing in the Plan or the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, the Committee, Participants, former Participants, and Beneficiaries.

16.3No Guarantees. No Employer nor the Committee, nor anyone else, guarantees the Fund from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.

16.4Expenses. All expenses of establishing the Plan and all expenses of administering the Plan shall be paid by the Plan, as the Committee shall from time to time direct. All such expenses not so paid shall be paid by the Company.

16.5Precedent. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Employers, the Committee, or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.

16.6Merger, Consolidation, or Transfer of Plan Assets. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

16.7Election of Former Vesting Schedule. If there is an amendment to the vesting schedule applicable to a Participant’s Separate Accounts because the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Separate Accounts, the following special rules shall apply:

(a)    In no event shall a Participant’s vested interest in his Separate Accounts accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be less than his vested interest in his Separate Accounts immediately prior to such date.

(b)    In no event shall a Participant’s vested interest in his Separate Accounts accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Separate Accounts immediately prior to the effective date of such amendment.

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(c)    Any Participant with three or more years of Continuous Service shall have a right to have his vested interest in his Separate Accounts (including amounts accrued following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Separate Accounts under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section 16.7 by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he receives notice of the amendment from the Company, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

16.8Non-Alienation of Retirement Rights or Benefits. Except as provided in Section 401(a)(13)(B) of the Code relating to qualified domestic relations orders, Sections 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under the Act, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under the Act), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan shall be subject at any time or in any manner to alienation or encumbrance, nor be resorted to, appropriated, or seized in any proceeding at law, in equity, or otherwise. No person shall have power in any manner to transfer, assign, alienate, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

16.9Internal Revenue Service Determination. Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any obligation of the Employers to make any contribution hereunder is hereby conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the trust maintained in conjunction therewith under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code, provided that to the extent the deduction is disallowed, such contribution may, at the direction of the Employer, be returned to the Employer within one year. Furthermore, a contribution that is made by the Employer under a mistake of fact shall be returned to the Employer within one year after the payment of the contribution. Except as otherwise provided in this Section 16.9, in no event shall any portion of the Fund revert to or otherwise inure to the benefit of the Employers.

16.10Back Pay Awards. The provisions of this Section 16.10 shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of his Employer without regard to mitigation of damages. If a person to whom this Section 16.10 applies was or would have become a Participant during the period to which the back pay award or agreement relates, he shall become a Participant as of the eligibility date he first was or would have become a Participant. To the extent required, the Employer Contribution shall be made by his Employer and such employer shall be entitled to a deduction therefor under Section 404 of the Code. Any such contribution shall be credited to his Separate Accounts as of the date paid to the Trustee. In any event, any such contribution is subject to the limitations of Section 7.2.

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16.11Validity of Plan. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part hereof.

16.12Parties Bound. The Plan shall be binding upon the Employers, the Committee, all Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

16.13Leased Employees. Any person who is a “leased employee”, as hereinafter defined (other than an “excludable leased employee” as hereinafter defined), shall be treated as an Employee for all Plan purposes except eligibility to participate and benefit accrual. A “leased employee” means any person who performs services for an Employer or a Related Corporation (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year under the primary direction and control of the recipient, other than an “excludable leased employee;” provided, however, that leased employees do not constitute more than 20 percent of the recipient’s non-highly compensated work force. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee’s gross income under Section 125 of the Code, Section 132(f) of the Code, Section 402(e)(3) of the Code, Section 402(h)(1)(B) of the Code, or Section 403(b) of the Code, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $l,000). Moreover, for purposes of this Section 16.13, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

16.14Independent Appraisals. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, all valuations of Shares or other Employer securities described in Section 4975(e)(8) of the Code or in Section 54.4975 12 of the Treasury Regulations, which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Section 170(a)(1) of the Code.

16.15Contributions and Service Credit for Qualified Military Service. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

For purposes of determining whether a Participant is 100 percent vested under the Plan and whether his Beneficiary is eligible for a death benefit under the Plan, a Participant who is absent from employment as an Employee because of military service and who dies after

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December 31, 2006, while performing qualified military service (as described in the Uniformed Services Employment and Reemployment Rights Act of 1994) shall be treated as having returned to employment with the Employer or a Related Corporation immediately prior to his death and as having died while employed by the Employer or a Related Corporation.

16.16Application of Windsor Decision. For purposes of clarity and in accordance with Notice 2014-19 published by the Internal Revenue Service, and notwithstanding any provision of the Plan to the contrary, effective June 26, 2013, the following shall apply for purposes of the Plan:

(a)    the term “spouse” includes an individual married to a person of the same sex if the individuals are lawfully married under state law, and the term “marriage” includes such a marriage between individuals of the same sex;

(b)    there shall be recognized a marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages; and

(c)    the terms “spouse,” husband and wife,” “husband,” and “wife” do not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, and the term “marriage” does not include such formal relationships.

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ARTICLE XVII

TOP-HEAVY PROVISIONS

17.1Applicability. Notwithstanding any other provision of the Plan to the contrary, in the event the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article XVII with respect to vesting and Employer Contributions shall be applicable with respect to such Plan Year. In the event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting and Employer Contribution provisions in effect immediately preceding the Plan Year in which the Plan was determined to be a top-heavy plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting schedule does again become applicable, the provisions of Section 16.7 and Section 15.1 shall apply (a) to preserve the nonforfeitable accrued benefit of any Participant, former Participant, or Beneficiary and (b) to permit any Participant with three years of continuous service to elect to continue to have his nonforfeitable interest in his Separate Account attributable to Employer Contributions determined in accordance with the vesting schedule applicable while the Plan was a top-heavy plan.

17.2Top-Heavy Definitions. For purposes of this Article XVII, the following definitions shall apply:

(a)    The term “compensation” with respect to any Participant shall mean compensation as defined under Section 415 of the Code, as further described in Section 7.2(b).

(b)    The term “determination date” with respect to any Plan Year shall mean the last day of the preceding Plan Year except that with respect to the first Plan Year beginning after December 31, 1983, the determination date shall mean the last day of such Plan Year.

(c)    The term “key employee” shall mean any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $200,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2021), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code, as further described in Section 7.2(b). The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

(d)    The term “non-key employee” shall mean any Employee who is not a key employee.

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(e)    The term “permissive aggregation group” shall mean those plans included in an employer’s required aggregation group in conjunction with any other plan or plans of an Employer or a Related Corporation, so long as the entire group of plans would continue to meet the requirements of Section 401(a)(4) of the Code and Section 410 of the Code.

(f)    The term “required aggregation group” shall include (i) all plans of an Employer or a Related Corporation in which a key employee is a participant, and (ii) all other plans of an Employer or a Related Corporation which enable a plan described in (i) to meet the requirements of Section 401(a)(4) of the Code or Section 410 of the Code, including any plan that terminated within the five year period ending on the relevant determination date.

(g)    The term “top-heavy group” with respect to a particular Plan Year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(h)    The term “top-heavy plan” with respect to a particular Plan Year shall mean (i), in the case of defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the Treasury Regulations thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all Employees who are Participants under the plan, with the accounts valued as of the most recent Valuation Date coinciding with or preceding the determination date, or (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value, as of the relevant Valuation Date, of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the Treasury Regulations thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined as of the date plan costs for minimum funding purposes are computed under such defined benefit plan, using the actuarial assumptions specified in such defined benefit plan, and (iii) any plan included in a required aggregation group which is a top-heavy group. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group which is not a top-heavy group, such plan shall not be a top-heavy plan.

For purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date, the following shall apply:

(A)The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code

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during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)The accrued benefits and accounts of any individual who has not performed services for an Employer during the 1-year period ending on the determination date shall not be taken into account.

17.3Accelerated Vesting. In the event the Plan is determined to be a top-heavy plan with respect to any Plan Year beginning after December 31, 1983, a Participant whose employment terminates in accordance with the provisions of paragraph (f) of Section 8.1 shall have a vested interest in his Separate Account equal to a percentage determined by application of the following vesting schedule:

Completed Years of Continuous Service	Nonforfeitable Percentage
Less than 3 years	0%
3 years or more	100%

17.4Minimum Employer Contribution. In the event the Plan is determined to be a top- heavy plan with respect to any Plan Year beginning after December 31, 1983, the Employer Contributions allocated to the Separate Account of each non-key employee who is a Participant and who is not separated from service with an Employer or a Related Corporation as of the end of such Plan Year, regardless of the number of hours of service credited to such non-key employee during such Plan Year, shall be no less than the lesser of (a) three percent of his compensation or (b) the largest percentage of compensation that is allocated for such Plan Year to the Separate Accounts of any key employee attributable to Employer Contributions, except that, in the event the Plan is part of a required aggregation group, and the plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) of the Code or Section 410 of the Code, the minimum allocation of Employer Contributions to the Separate Accounts of each non-key employee shall be three percent of the compensation of such non-key employees; provided, however, that if the highest rate allocated to a key employee for a Plan Year in which the Plan is a top-heavy plan is less than three percent, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of key employees. Any minimum allocation to the Separate Accounts of a Participant required by this Section 17.4 shall be made without regard to any social security contribution made by an employer on behalf of the Participant. Notwithstanding the minimum top-heavy allocation requirements of this Section 17.4, in the event that the Plan is a top-heavy plan, each non-key employee participating hereunder who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Corporation will receive the top-heavy benefits provided for under such defined benefit plan in lieu of the minimum top-heavy allocation under the Plan.

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Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

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ARTICLE XVIII

ADOPTION BY SUBSIDIARY CORPORATIONS

18.1Adoption of the Plan. Any subsidiary of the Company may, with the consent of the Company, adopt the Plan and become an Employer hereunder by executing an appropriate written instrument evidencing such adoption pursuant to action of its Board of Directors and by filing a copy thereof with the Company. The effective date of the Plan with respect to such adopting corporation shall be the date as of which the adoption of the Plan is made effective, as specified by the Board of Directors of such adopting corporation. Any corporation so adopting the Plan shall contribute its appropriate share, as determined by the Board of Directors of the Company, of any contributions made to the Plan.

18.2Withdrawal of an Employer. Any corporation which has adopted the Plan in accordance with Section 18.1 hereof shall have the right to withdraw from the Plan by action of the Board of Directors of such corporation, and by filing written notice thereof with the Company, in which event such corporation shall cease to be an Employer for purposes of the Plan. Written notice of such withdrawal shall thereupon be given by the Company to the Trustee. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or (subject to Section 18.4) in the event it ceases to be a subsidiary. Any such withdrawal shall effect a termination of the Plan with respect only to such withdrawing corporation subject to the Company’s right to amend or terminate the Plan as provided in Article XV, unless such withdrawal is for the purpose of establishing or merging with a separate plan which meets the applicable requirements for qualification under the Code.

18.3Effect of Withdrawal of Adopting Employer. In the event of the withdrawal of an Employer, the Trustee and the Company shall, as of the withdrawal date, take the action specified in Section 15.2, as on a termination of the Plan, except that there shall be a distribution from the Separate Accounts only of Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Corporation. The interest of any Participant employed by such withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Corporation or who does not incur a separation from service as a result of such withdrawal, and the interest of any Participant employed solely by an Employer other than the withdrawing Employer, or a Related Corporation, shall remain unaffected by such withdrawal; no adjustment in his Separate Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

18.4Corporate Reorganization. The merger, consolidation, or liquidation of the Company or any Employer with or into the Company, any other Employer, or a Related Corporation shall not constitute a termination of the Plan as to the Company or such Employer.

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ARTICLE XIX
DIRECT ROLLOVER

19.1Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article XIX, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

19.2Definitions.

(a)    Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution made on account of hardship.

(b)    Eligible Retirement Plan: An eligible retirement plan means any of the following: (i) an individual retirement account described in Section 408(a) of the Code,(ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity plan described in Section 403(a) of the Code that accepts rollovers, (iv) a qualified trust described in Section 401(a) of the Code that accepts rollovers, (v) an annuity contract described in Section 403(b) of the Code that accepts rollovers, (vi) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Section 408A of the Code, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Section 408A(c)(3)(B) of the Code. Notwithstanding the foregoing, the portion of a Participant’s “eligible rollover distribution” that consists of his Roth 401(k) Contributions may only be transferred to another designated Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code. Notwithstanding the foregoing, an “eligible retirement plan” with respect to a “qualified distributee” other than the Participant, the Participant’s spouse, or the Participant’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, means either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

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(c)    Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Notwithstanding the foregoing, a “qualified distributee” includes a Participant’s non-spouse beneficiary who is his designated beneficiary within the meaning of Section 401(a)(9)(E) of the Code.

(d)    Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

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ARTICLE XX

MINIMUM DISTRIBUTION REQUIREMENTS

20.1General Rules.

(a)    Precedence. The requirements of this Article XX are effective January 1, 2020, and will take precedence over any inconsistent provisions of the Plan.

(b)    Requirements of Treasury Regulations Incorporated. All distributions required under this Article XX will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(c)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article XX, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

20.2Required Minimum Distributions During Participant’s Lifetime.

(a)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)    the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(c)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 20.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

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20.3     Required Minimum Distributions After Participant’s Death.

(a)    Death On or After Date Distributions Begin. If a Participant dies on or after the date distributions begin, the remaining portion of his account balance will be distributed at least as rapidly as under the method of distribution in effect as of the date of his death, subject to the following:

(i)    If there is an eligible designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s eligible designated beneficiary, determined as follows:

(A)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)If the Participant’s surviving spouse is the Participant’s sole eligible designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)If the Participant’s surviving spouse is not the Participant’s sole eligible designated beneficiary, the eligible designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)    If the Participant is survived by a non-eligible designated beneficiary, distribution of the non-eligible designated beneficiary’s entire interest in the Participant’s account balance will be completed no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(iii)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the Participant’s entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

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(b)    Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, the following rules shall apply.

(i)    Life Expectancy Rule: If there is an “eligible designated beneficiary” and distribution is to be made over the lifetime of the “eligible designated beneficiary” or over a period certain no greater than the life expectancy of the “eligible designated beneficiary,” the following shall apply:

(A)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72 (age 701/2 if the Participant reached that age prior to January 1, 2020), if later.

(B)    If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary,” distribution will commence to the Participant’s “eligible designated beneficiary” by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)    The minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the “Participant’s account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as provided in Section 20.3(a).

(D)Notwithstanding any other provisions of this Section 20.3(b), if a “designated beneficiary” receiving distribution in accordance with this Section is an “eligible designated beneficiary” solely because he is the Participant’s minor child, distribution of such “designated beneficiary’s” remaining interest must be distributed in full no later than December 31 of the calendar year containing the tenth anniversary of the date the child reaches his majority.

(ii)    10-Year Rule: If the Participant is survived by a “non-eligible designated beneficiary” or distribution to an “eligible designated beneficiary” is not to be made over the “eligible designated beneficiary’s” lifetime or over a period certain no greater than the “eligible designated beneficiary’s” life expectancy, distribution of such “designated beneficiary’s” entire interest will be completed by December 31 of the calendar year containing the tenth anniversary of the Participant's death.

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(iii)    5-Year Rule: If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)    If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 20.4(b)(i)(A), this Section 20.4(b) will apply as if the surviving spouse were the Participant.

For purposes of this Section 20.4(b), unless Section 20.4(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 20.4(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 20.4(b)(i)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 20.4(b)(i)(A)), the date distributions are considered to begin is the date distributions actually commence.

20.4    Definitions.

(a)    Designated beneficiary. The individual who is designated as the beneficiary under Section 2.1(a) and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury Regulations. For the avoidance of doubt, a trust designated as a beneficiary prior to May 25, 2021 shall be a designated beneficiary but a trust designated as a beneficiary on or after May 25, 2021 shall not be a designated beneficiary.

(b)    Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 20.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)    Eligible designated beneficiary. A Participant’s eligible designated beneficiary means the Participant’s designated beneficiary who is:

(i)    the Participant’s spouse;

(ii)    the Participant’s minor child;

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(iii)    disabled within the meaning of Section 72(m)(7) of the Code;

(iv)    chronically-ill within the meaning of Section 7702B(c)(2) of the Code, treating the requirements of subparagraph (A)(i) thereof as being met only if there is a certification that as of the Participant’s date of death, the designated beneficiary’s period of inability, as described in such subparagraph, is an indefinite one which is reasonable expected to be lengthy in nature; or

(v)    not more than 10 years younger than the Participant.

(d)    Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(e)    Non-eligible designated beneficiary. The Participant’s designated beneficiary who is not an eligible designated beneficiary.

(f)    Participant’s account balance. The total balance of the Participant’s Separate Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The total balance of the Participant’s Separate Accounts for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year. If the distribution is to be made to a Participant’s beneficiary and the Participant is survived by multiple beneficiaries, reference to the Participant’s account balance means the portion of the account balance to which each such beneficiary is entitled.

(g)    Required beginning date. The date specified in Section 9.2(b) of the Plan.

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ARTICLE XXI
EFFECTIVE DATES

21.1Effective Date. This amended and restated Plan is effective as of January 1, 2022, except as may otherwise be provided herein.

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ARTICLE XXII

THE CARE OF TREES MERGER PROVISIONS

22.1Merger of Plans. Effective September 15, 2008, The Care of Trees Employee Stock Ownership Plan (the “COT Plan”) was merged into the Plan and the assets of the trust for the COT Plan were transferred to the Fund (the “Merger”).

22.2Protection of Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants under the COT Plan (“COT Participants”) shall be entitled to their accrued benefits pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after the Merger date under the provisions of the Plan.

22.3Participation under the Plan. Each COT Participant became a Participant under the Plan effective September 15, 2008, but did not become an Eligible Employee for purposes of Articles IV and V by reason of the Merger.

22.4Accounts. A Separate Account shall be maintained in the name of each COT Participant to reflect his interest in the Plan resulting from the Merger. A sub-account shall be maintained for each COT Participant to reflect each COT Participant’s interest in Shares and other investments, respectively, resulting from the Merger.

22.5Vested Interests of COT Participants. In the case of a COT Participant who completes an Hour of Service on or after September 15, 2008, his vested interest shall be determined under Section 8.2, except that notwithstanding the provisions of Section 8.2, the vested interest of any such COT Participant in his Separate Account maintained pursuant to Section 22.4 shall not be less than his vested interest determined under the COT Plan as of December 31, 2008, had it continued in effect. In the case of each other COT Participant, his vested interest shall be determined in accordance with the provisions of the COT Plan.

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ARTICLE XXIII

THE CARE OF TREES 401(k) MERGER PROVISIONS

23.1Merger of Plans. Effective December 31, 2008, The Care of Trees, Inc. Deferred Compensation and Profit Sharing Plan (the “COT 401(k) Plan”) was merged into the Plan and the assets of the trust for the COT 401(k) Plan were transferred to the Fund (the “Merger”).

23.2Protection of Code Section 411(d)(6) Protected Benefits. Notwithstanding any other provision of the Plan to the contrary, Participants under the COT 401(k) Plan (“COT 401(k) Participants”) shall be entitled to their accrued benefits pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after the Merger date under the provisions of the Plan. In particular, a COT 401(k) Participant who attains age 59 1/2 and who is fully vested in his Separate Account established pursuant to Section 23.4, may make withdrawals from such Separate Account upon written application such number of days in advance as in prescribed by the Committee, and otherwise in accordance with Section 11.3.

23.3Participation under the Plan. Effective January 1, 2009, Hendricksen, The Care of Trees, Inc. became an Employer under the Plan, and each COT 401(k) Participant became a Participant under the Plan not later than December 31, 2008, but did not become an Eligible Employee for purposes of Articles IV and V by reason of the Merger until January 1, 2009, provided that he met the requirements of Section 3.1 on that date.

23.4Accounts. A Separate Account shall be maintained in the name of each COT 401(k) Participant to reflect his interest in the Plan resulting from the Merger, including such subaccounts as the Committee determines to be appropriate.

23.5Vested Interests of COT Participants. In the case of a COT 401(k) Participant who completes an Hour of Service on or after December 31, 2008, his vested interest shall be determined under Section 8.2, except that notwithstanding the provisions of Section 8.2, the vested interest of any such COT 401(k) Participant in his Separate Account maintained pursuant to Section 23.4 shall not be less than his vested interest determined under the COT 401(k) Plan as of December 31, 2008, had it continued in effect. In the case of each other COT 401(k) Participant, his vested interest shall be determined in accordance with the provisions of the COT 401(k) Plan.

23.6Loans. In the case of any loan to a COT 401(k) Participant outstanding under the terms of the COT 401(k) Plan on December 31, 2008, which loan and associated note were transferred to the Plan as a result of the Merger, such loan shall remain in effect under the Plan, and the COT 401(k) Participant shall continue repayment in accordance with terms of such loan. Notwithstanding the forgoing, no new Participant loan or refinancing shall be made under the Plan.

23.7Roth 401(k) Contributions. Roth 401(k) Contributions made under the COT 401(k) Plan prior to the Merger shall be separately accounted for and held subject to the following:

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(a)    There shall be maintained a record of the amount of Roth 401(k) Contributions in the COT 401(k) Participant’s Roth 401(k) Contributions account.

(b)    Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a COT 401(k) Participant’s Roth 401(k) Contributions account and his other accounts under the Plan. No amounts other than Roth 401(k) Contributions and properly attributable earnings shall be credited to a COT 401(k) Participant’s Roth 401(k) Contributions account.

(c)    If excess contributions are to be distributed from a Highly Compensated Employee’s Tax-Deferred Contributions Account in accordance with the provisions of Section 4.9, the excess contributions shall be deemed to consist first of Roth 401(k) Contributions.

(d)    If excess Tax-Deferred Contributions are to be distributed as provided in Subsection (c) this Section and an Eligible Employee is eligible to make catch-up contributions for the year, the excess to be re-characterized as catch-up contributions shall be deemed to consist first of Tax-Deferred Contributions.

(e)    If the Plan includes Tax-Deferred Contributions in determining contribution percentages for Highly Compensated Employees and does not satisfy the average contribution percentage test described in Section 5.6, any excess contributions that are to be distributed from a Highly Compensated Employee’s Tax-Deferred Contributions account in order to satisfy the average contribution percentage test shall be deemed to consist first of Roth 401(k) Contributions.

(f)    If excess Tax-Deferred Contributions are to be distributed as provided in Subsection (e) of this Section and an Eligible Employee is eligible to make catch-up contributions for the year, the excess to be re-characterized as catch-up contributions shall be deemed to consist first of Tax-Deferred Contributions.

(g)    In-service withdrawals from a COT 401(k) Participant’s Roth 401(k) Contributions account may be made in accordance with the provisions of Article XI if the COT 401(k) Participant has incurred a hardship, as defined in accordance with the terms of Section 11.2. Any hardship withdrawal of Roth 401(k) Contributions shall be subject to the same limitations and restrictions described in Article XI as applicable to a hardship withdrawal of Tax-Deferred Contributions.

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ARTICLE XXIV
LOCAL 572 PROVISIONS

24.1Participation in the Plan. Effective as of August 1st, 2022, employees of the Company who are members of the Public Service Employees Local Union 572 Laborers’ International Union of North America and meet the requirements of Section 3.1 shall be eligible to participate in the Plan.

24.2Terms of Plan Applicable to Local 572. Notwithstanding any provision of the Plan to the contrary, the terms of the Plan applicable to employees who are members of Local 572 are as set forth in the addendum to the Plan titled Addendum Re: Local 572.

*    *    *

EXECUTED at Kent, Ohio, this ______ day of ________________________________, 2022

THE DAVEY TREE EXPERT COMPANY

By:
Title:

And
Title:

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ADDENDUM RE: LOCAL 572

Pursuant to the terms of a collective bargaining agreement between the Company and Public Service Employees Local Union 572 Laborers’ International Union of North America, employees of the Company covered by that agreement (“Local Union 572 Participants”) are eligible to participate in the Plan in accordance with the terms of the Plan, except as follows:

•The ESOP Feature shall not be applicable.

•The provisions of Section 5.1 of the Plan shall not be applicable. For the avoidance of doubt, Local Union 572 Participants are not eligible to receive Employer Contributions.

•Under Section 9.1, the only available method of distribution shall be a single sum payment.

•Provisions not applicable to collectively bargained Participants, including Section 401(m) of the Code discrimination testing and top-heavy provisions, shall not apply.

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